

================================================================================


                                 TRUST AGREEMENT


                                     BETWEEN


                  PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
                                   MEDICAL AND
                        ENVIRONMENTAL CONTROL FACILITIES
                               FINANCING AUTHORITY


                                       AND


                          BANCO SANTANDER PUERTO RICO,
                                     TRUSTEE


                                 DATED [ ], 1999


                                    SECURING

                                 [$105,200,000]
                      TOURISM REVENUE BONDS, 1999 SERIES A

                        (EL CONQUISTADOR RESORT PROJECT)


================================================================================



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                                   TABLE OF CONTENTS


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TRUST AGREEMENT.................................................................-1

BEFORE ME.......................................................................-1

APPEAR..........................................................................-1
     AS THE PARTY OF THE FIRST PART:............................................-1
     AS PARTY OF THE SECOND PART: ..............................................-1

STATE...........................................................................-2
     FIRST......................................................................-2
     SECOND.....................................................................-2
     THIRD......................................................................-2
     FOURTH.....................................................................-2
     FIFTH......................................................................-2
     SIXTH......................................................................-2
     SEVENTH....................................................................-2
     EIGHTH.....................................................................-3
     NINTH......................................................................-3
     TENTH......................................................................-3
     ELEVENTH...................................................................-4

ARTICLE  I......................................................................-4
     DEFINITIONS................................................................-4
         Section 101.  Definitions..............................................-4
              Accreted Value....................................................-4
              Act ..............................................................-5
              Act of Bankruptcy.................................................-5
              Additional Interest...............................................-5
              Administrative Fee................................................-5
              Affiliate.........................................................-5
              Amortization Requirement..........................................-5
              Aggregate Principal Amount........................................-5
              Authority.........................................................-5
              Authority Representative..........................................-6
              Authorized Borrower Representative................................-6
              Authorized Denominations..........................................-6
              Beneficial Owner..................................................-6
              Board.............................................................-6
              Bond Fund.........................................................-6
              Bondholder........................................................-6
              Bond Register.....................................................-6
              Bonds.............................................................-7
              Borrower..........................................................-7
              Business Day......................................................-7
              Capital Appreciation Bonds........................................-7
              Code..............................................................-7
              Corporate Trust Office............................................-7
              Costs.............................................................-7
              Costs of Issuance.................................................-8
              Date of Issuance..................................................-8



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              Defaulted Interest................................................ -8
              Defeasance Obligations............................................ -8
              Defeased Municipal Obligations.................................... -8
              DTC .............................................................. -9
              DTC Representation Letter......................................... -9
              Event of Taxability............................................... -9
              Executive Director................................................ -9
              Exhibit A......................................................... -9
              Exhibit B......................................................... -9
              Fair Market Value................................................. -9
              Federal...........................................................-10
              Government Obligations............................................-10
              Grant.............................................................-10
              Holder............................................................-10
              Interest Payment Date.............................................-10
              Interest Rate.....................................................-10
              Insurance Consultant..............................................-10
              Investment Obligations............................................-10
              Loan Agreement....................................................-12
              Majority Interest.................................................-12
              Maturity Date.....................................................-13
              Mortgages.........................................................-13
              Mortgage Notes....................................................-13
              Outstanding.......................................................-13
              Participant.......................................................-13
              Payment of the Bonds..............................................-13
              Person............................................................-13
              Pledge Agreement..................................................-14
              Predecessor Bond..................................................-14
              Principal.........................................................-14
              Principal Payment Date............................................-14
              Principal Payment Period..........................................-15
              Project...........................................................-15
              Project Fund......................................................-15
              Puerto Rico.......................................................-15
              Rating Agency.....................................................-15
              Redemption Price..................................................-15
              Regular Record Date...............................................-15
              Related Documents.................................................-16
              Reserve Fund......................................................-16
              Reserve Fund Amount...............................................-16
              Renewal and Replacement Fund......................................-16
              Renewal and Replacement Fund Amount...............................-16
              Secretary.........................................................-17
              Securities Act....................................................-17
              Securities Depository.............................................-17
              Serial Bonds......................................................-17
              Serial Bonds Aggregate Principal Amount...........................-17
              Special Record Date...............................................-17
              Term Bonds........................................................-17
              Trust Agreement...................................................-18
              Trustee...........................................................-18
              Trust Estate......................................................-18
              Twenty-Five Percent Interest......................................-18
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              Underwriter.......................................................-18
         Section 102.  Miscellaneous............................................-18

ARTICLE II......................................................................-19
     FORM, EXECUTION, AUTHENTICATION,
     DELIVERY AND EXCHANGE OF BONDS..............................................19
         Section 201.  Limitation on Issuance of Bonds..........................-19
         Section 202.  Form of Bonds............................................-19
         Section 203.  Details of Bonds.........................................-19
         Section 204.  Authentication of Bonds..................................-23
         Section 205.  Exchange of Bonds........................................-23
         Section 206.  Registration of Transfer of Bonds........................-23
         Section 207.  Ownership of Bonds; Transfer of Title....................-24
         Section 208.  Authorization of Bonds...................................-25
         Section 209.  Temporary Bonds..........................................-28
         Section 210.  Mutilated, Destroyed or Lost Bonds.......................-29
         Section 211. Book-Entry Bonds..........................................-29

ARTICLE III.....................................................................-33
     REDEMPTION OF BONDS........................................................-33
         Section 301.  Redemption of Bonds......................................-33
         Section 302.  Redemption Notice........................................-35
         Section 303.  Effect of Calling for Redemption.........................-36
         Section 304.  Redemption of Portions of the Bonds......................-37

ARTICLE IV......................................................................-37
     PROJECT FUND...............................................................-37
         Section 401.  Project Fund.............................................-37
         Section 402.  Payments from Project Fund...............................-38
         Section 403.  [Reserved]...............................................-38
         Section 404.  Requisites for Payments from Project Fund................-38
         Section 405.  Reliance on Requisitions.................................-39
         Section 406.  Balance in Project Fund..................................-39

ARTICLE V.......................................................................-40
     BOND FUND, RESERVE FUND, RENEWAL AND
     REPLACEMENT FUND, AND INSURANCE FUND.......................................-40
         Section 501.  Creation of Bond Fund....................................-40
         Section 502.  Payments into Bond Fund..................................-40
         Section 503.  Use of Moneys in Bond Fund...............................-41
         Section 504.  Moneys Withdrawn From Bond Fund..........................-41
         Section 505.  Creation of Reserve Fund.................................-42
         Section 506.  Payments into Reserve Fund...............................-42
         Section 507.  Application of Moneys in Reserve Fund....................-43
         Section 508.  Reserve Fund Maintenance of Margin,
                       Overage or Deficiency; Notice to Borrower................-43
         Section 509.  Creation of Renewal and Replacement  Fund................-44
         Section 510.  Payments into Renewal and Replacement Fund...............-44
         Section 511.  Application of Moneys in Renewal and
                       Replacement Fund.........................................-44
         Section 512.  Renewal and Replacement Fund Maintenance
                       of Margin, Overage or Deficiency; Notice
                       to Borrower..............................................-45
         Section 513.  Creation of Insurance Fund...............................-45
         Section 514.  Payments into Insurance Fund.............................-45
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         Section 515.  Application of Moneys in Insurance Fund..................-46
         Section 516.  Insurance Fund Maintenance of Margin, Overage
                       or Deficiency; Notice to Borrower........................-46
        Section  517.  Cancellation of Bonds Upon Payment.......................-47

ARTICLES VI.....................................................................-48
     DEPOSITORIES OF MONEYS, SECURITY FOR DEPOSITS
     AND INVESTMENTS OF FUNDS...................................................-48
         Section  601.  Security for Deposits...................................-48
         Section  602.   Investment of Moneys...................................-49

ARTICLE VII.....................................................................-49
     PARTICULAR COVENANTS AND PROVISIONS........................................-49
         Section 701.   Covenant to Pay Bonds; Bonds Limited
                        Obligations of Authority................................-49
         Section 702.   Covenant to Perform Obligations under this
                        Trust Agreement and the Related Documents...............-50
         Section 703.   Covenants to Perform Further Acts.......................-51
         Section 704.   Trustee May Enforce Authority's Rights Under
                        the Related Documents...................................-51

ARTICLE VIII....................................................................-51
     DEFAULT AND REMEDIES.......................................................-51
         Section 801.   Extension of Interest Payment Dates.....................-51
         Section 802.   Defaults................................................-52
         Section 803.   Acceleration............................................-52
         Section 804.   Enforcement of Remedies.................................-53
         Section 805.   Trustee May File Claim in Bankruptcy....................-54
         Section 806.   Pro Rata Application of Funds...........................-55
         Section 807.   Effect of Discontinuance of Proceedings.................-57
         Section 808.   Majority Interest May Control Proceedings...............-58
         Section 809.   Restrictions Upon Actions by Individual
                        Bondholder..............................................-58
         Section 810.   Receiver................................................-59
         Section 811.   Actions by Trustee......................................-59
         Section 812.   No Remedy Exclusive.....................................-59
         Section 813.   No Delay or Omission Construed to Be
                        a Waiver................................................-60
         Section 814.   Waiver of Past Defaults.................................-60
         Section 815.   Notice of Default.......................................-60
         Section 816.   Notice of Acceleration..................................-61

ARTICLE IX......................................................................-61
     CONCERNING THE TRUSTEE.....................................................-61
         Section 901.  Acceptance of Trusts.....................................-61
         Section 902.  Trustee Entitled to Indemnity............................-61
         Section 903.  Trustee Not Responsible for Insurance, Taxes
                       or Execution of this Trust Agreement.....................-62
         Section 904.  Trustee Not Responsible for Acts of the Authority
                       or Application of Moneys Applied in
                       Accordance with this Trust Agreement.....................-62
         Section 905.  Certain Duties and Responsibilities of the
                       Trustee..................................................-63
         Section 906.  Compensation.............................................-66
         Section 907.  Statement of Funds on Deposit............................-66


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         Section 908.   Notice of Default.......................................-67
         Section 909.   Trustee May Be Bondholder...............................-67
         Section 910.   Trustee Not Responsible for Recitals....................-67
         Section 911.   Trustee Not Responsible for Recording...................-68
         Section 912.   Qualification of the Trustee............................-68
         Section 913.   Resignation and Removal of Trustee......................-68
         Section 914.   Successor Trustee.......................................-70
         Section 915.   Money Held in Trust.....................................-71

ARTICLE X.......................................................................-71
     EXECUTION OF INSTRUMENTS BY BONDHOLDERS
     AND PROOF OF OWNERSHIP OF BONDS............................................-71
         Section 1001.  Execution of Instruments................................-71
         Section 1002.  Proof of Execution of Instrument and of
                        Ownership...............................................-71
         Section 1003.  Record Date.............................................-72

ARTICLE XI......................................................................-72
     SUPPLEMENTS AND AMENDMENTS TO TRUST
     AGREEMENT..................................................................-72
         Section 1101. Supplements and Amendments Not
                       Requiring Bondholders' Consent...........................-72
         Section 1102. Supplements and Amendments Requiring
                       Consent of the Majority Interest.........................-73
         Section 1103. Supplements and Amendments Deemed Part
                       of Trust Agreement.......................................-75
         Section 1104. Discretion of Trustee in Entering into
                       Supplements and Amendments...............................-76
         Section 1105. Consent of Borrower Required.............................-76

ARTICLE XII.....................................................................-76
     SUPPLEMENTS AND AMENDMENTS TO
     THE RELATED DOCUMENTS .....................................................-76
         Section 1201. Supplements and Amendments to
                       Related Documents Not Requiring Consent..................-77
         Section 1202. Supplements and Amendments to Related
                       Documents Requiring Consent of the
                       Majority Interest........................................-77
         Section 1203. Consent of Trustee Required..............................-77

ARTICLE XIII....................................................................-78
     PAYMENT OF BONDS AND TERMINATION;
     DEFEASANCE.................................................................-78
         Section 1301.  Payment of Bonds and Termination........................-78
         Section 1302.  Defeasance..............................................-79

ARTICLE XIV.....................................................................-80
     MISCELLANEOUS PROVISIONS...................................................-80
         Section 1401.  Covenants of Authority Bind its Successors..............-81
         Section 1402.  Notices.................................................-81
         Section 1403.  Substitute Mailing......................................-83
         Section 1404.  Rights under Trust Agreement............................-83
         Section 1405.  Severability............................................-84
         Section 1406.  Covenants of Authority Not Covenants of
                        Officials Individually..................................-84
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         Section 1407.  Puerto Rico Law Governs.................................-85
         Section 1408.  Payments Due on a Non-Business Day......................-85
         Section 1409.  Headings Not Part of Trust Agreement....................-85
         Section 1410.  Trust Agreement Supersedes Prior Agreement..............-85
         Section 1411.  Conflicts...............................................-85

ACCEPTANCE......................................................................-85

EXHIBIT A
     FORM OF THE BONDS

EXHIBIT B
     SCHEDULE OF FEATURES OF THE BONDS

EXHIBIT C
     DTC REPRESENTATION LETTER

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-------------------------------- NUMBER [                      (  )] -----------
---------------------------- TRUST AGREEMENT -----------------------------------
In the City of San Juan, Puerto Rico, on this [                 (  th)] day of [
                  ], nineteen hundred ninety-nine (1999). ----------------------
------------------------------------ BEFORE ME ---------------------------------
---[                                 ], Attorney-at-Law and Notary Public in and
for the Commonwealth of Puerto Rico with residence in [                ], Puerto
Rico and offices at 254 Munoz Rivera Avenue, Hato Rey, San Juan, Puerto
Rico 00918. --------------------------------------------------------------------
----------------------------------- APPEAR -------------------------------------

-- AS THE PARTY OF THE FIRST PART: PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY (the "Authority"), a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), Employer Identification Number 66-0426994, and represented herein by its Executive Director, Carlos Colon de Armas, of legal age, married and a resident of Trujillo Alto, Puerto Rico, who has been duly authorized to appear herein on behalf of the Authority.-----------

--- AS PARTY OF THE SECOND PART: BANCO SANTANDER PUERTO RICO (Employer Identification Number 66-0312389), represented herein by the Luis Carlos Fernandez Trinchet, Senior Vice President and Executive Trust Officer of the Trustee, of legal age, single, and resident of San Juan, Puerto Rico, who has been duly authorized to appear herein on behalf of the Trustee.-----------------

-- I, the Notary, DO HEREBY CERTIFY that I personally know the appearing parties herein and by their statements as to their respective ages, civil status, professions and residences. They assure me that they have, and



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in my judgment they do have, the necessary legal capacity and knowledge of the
English language to execute this public instrument. Wherefore, they freely and voluntarily. -------------------------------------------------------------------
---------------------------------------- STATE ---------------------------------

--- FIRST: The Authority was created by the Act a body corporate and politic constituting a public corporation and governmental instrumentality of Puerto Rico. --------------------------------------------------------------------------

--- SECOND: The Authority is authorized under the Act to borrow money and issue bonds for the purpose of providing funds to pay all or any part of the cost of refinancing any industrial, tourist, educational, medical, or environmental control facility, the principal of and the premium, if any, and the interest on which bonds shall be payable solely from the funds provided by the obligor under the financing agreement in respect of such project. ----------------------------

--- THIRD: The Authority has entered into the Loan Agreement with the Borrower which provides that the (i) Authority shall issue the Bonds and lend the proceeds thereof to the Borrower to pay all or part of the Costs, and (ii) Borrower shall pay or cause to be paid to the Authority sufficient amounts to pay the principal of, the premium, if any, and the interest on the Bonds.-------

--- FOURTH: The Authority is entering into this Trust Agreement for the purpose of authorizing the Bonds and securing the payment thereof by Granting the Trust Estate to the Trustee. -------------------------------------------

--- FIFTH: The Borrower will pledge the Mortgage Notes under the terms of the Pledge Agreement, in order to further secure, among other things, the payment of principal of and interest on the Bonds. ----------------------------------------

--- SIXTH: The Authority has determined that the Bonds and the certificate of authentication to be endorsed thereon by the Trustee shall be substantially in the forms set forth in Exhibit A with such substitutions,


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omissions, and insertions as are required or permitted by this Trust Agreement.-

--- SEVENTH: The execution and delivery of this Trust Agreement and the Related Documents to which the Authority is a party, have been duly authorized by a resolution of the Authority. ---------------------------------------------------

--- EIGHTH: All acts, conditions and things required by the Constitution and laws of Puerto Rico and the rules and regulations of the Authority to happen, exist and be performed precedent to and in the execution and delivery of this Trust Agreement and the Related Documents to which the Authority is a party have happened, exist and have been performed as so required in order to make this Trust Agreement and the Related Documents to which the Authority is a party legal, valid and binding agreements in accordance with their terms.-------------

--- NINTH: The Trustee has accepted the trusts created by this Trust Agreement and in evidence thereof has joined in the execution hereof. --------------------

--- TENTH: (A) The Authority Grants the Trust Estate to the Trustee IN TRUST, subject to the rights of the Borrower under the Loan Agreement and to the exceptions, reservations and matters therein and herein contained, for the equal and proportionate benefit of all and singular present and future Bondholders, without preference, priority or distinction, except as otherwise hereinafter provided, of any one Bond over any other Bond, for reason of priority in the issue, sale, negotiation or incurrence thereof or otherwise. -------------------

----- (B) This Trust Agreement and all covenants, agreements and other obligations of the Authority hereunder (except with respect to such funds, delivered to the Borrower pursuant to Section 504) shall cease and terminate after the rights, title and interest of the Trustee in and to the Trust Estate shall have ceased and terminated in accordance with Article XIII and the principal of and interest on the Bonds shall have been paid to the


                                       -3-



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Bondholders, or to the Borrower pursuant to Section 504(B). Thereupon, the
Trustee shall cancel and discharge this Trust Agreement and execute and deliver to the Authority and the Borrower such instruments as shall be required to evidence the discharge hereof. -------------------------------------------------

--- ELEVENTH: The Bonds are to be issued, authenticated and delivered and the payments under the Loan Agreement and other revenues and funds hereby Granted are to be dealt with and disposed of under, upon and subject to the provisions of this Trust Agreement. The Authority agrees and covenants with the Trustee and with the Holders from time to time as follows: ---------------------------------

----------------------------------- ARTICLE I ----------------------------------

---------------------------------- DEFINITIONS ---------------------------------

--- SECTION 101. DEFINITIONS. In addition to words and terms elsewhere defined in this Trust Agreement, the following words and terms hereinbefore and hereinafter used shall have the following meanings, unless some other meaning is intended:-----------------------------------------------------------------------

----- ACCRETED VALUE: with respect to any Capital Appreciation Bond, (i) as of any Interest Payment Date, an amount equal to the initial principal amount of such Bond on the Date of Issuance plus the interest accrued on such Bond from the Date of Issuance to such Interest Payment Date, compounded on each preceding Interest Payment Date and on such Interest Payment Date and (ii) as of any date other than an Interest Payment Date, the sum of (a) the Accreted Value of such Bond on the preceding Interest Payment Date (or, if there is no preceding Interest Payment Date, the initial principal amount) and (b) the product of (x) a fraction, the numerator of which is the number of days having elapsed from the preceding Interest Payment Date (or from the Date of Issuance if there is no preceding Interest Payment Date) and the denominator of which is the number of days from


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such preceding Interest Payment Date (or from the Date of Issuance if there is no preceding Interest Payment Date) to the next succeeding Interest
Payment Date and (y) the difference between the Accreted Values for such Interest Payment Dates (or between the initial principal amount and the Accreted Value on the first Interest Payment Date). The Accreted Value per
Five Thousand Dollars ($5,000) amount due at maturity on each Interest
Payment Date is set forth in the Accretion Table contained in the form of the Capital Appreciation Bonds. ------------------------------------------------

----- ACT: Act No. 121 of the Legislature of Puerto Rico, approved June twenty-seven (27), nineteen hundred seventy-seven (1977), as amended, and all future acts supplemental thereto or amendatory thereof. ------------------------

----- ACT OF BANKRUPTCY: the filing of a petition commencing a case under the Federal Bankruptcy Code by or against the Borrower. ----------------------------

----- ADDITIONAL INTEREST: as defined in the Loan Agreement.--------------------

----- ADMINISTRATIVE FEE: the single fee to the Authority in the amount of one-half of one percent (1/2 of 1%) of the aggregate principal amount of the Bonds.--------------------------------------------------------------------------

----- AFFILIATE: a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Borrower. ----------------------------------------------------------------------

----- AMORTIZATION REQUIREMENT: with respect to the Term Bonds, the principal amount fixed in item 5 of Exhibit B under "Amortization Requirements".----------

----- AGGREGATE PRINCIPAL AMOUNT: One Hundred Five Million Two Hundred Thousand Dollars [($105,200,000)].-------------------------------------------------------

----- AUTHORITY: Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority a body corporate and politic constituting a public corporation and governmental instrumentality


                                       -5-



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of Puerto Rico and any successor thereto. --------------------------------------

----- AUTHORITY REPRESENTATIVE: each of the Persons designated at the time to act on behalf of the Authority by a certificate furnished to the Trustee and the Borrower, containing specimen signatures of such Persons and signed on behalf of the Authority by the Executive Director. ---------------------------------------

----- AUTHORIZED BORROWER REPRESENTATIVE: each of the Persons designated at the time to act on behalf of the Borrower by a certificate furnished to the Trustee and the Authority, containing the specimen signatures of such Persons and signed on behalf of the Borrower by the general partner thereof. ----------------------

----- AUTHORIZED DENOMINATIONS: Five Thousand Dollars ($5,000) principal amount (in the case of the Serial Bonds and the Term Bonds) or maturity amount (in the case of the Capital Appreciation Bonds) or any integral multiple thereof.-------

----- BENEFICIAL OWNER: whenever used with respect to a Bond, the Person in whose name such Bond is recorded as the beneficial owner thereof by a Participant on the records of such Participant or such Person's subrogee.-------

----- BOARD: the board of directors of the Authority as constituted from time to time and defined by the Act, or if said Board shall be abolished, then the board, body or officer succeeding to the principal functions thereof or to whom the powers of the Authority shall be given by law. -----------------------------

----- BOND FUND: the Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Bond Fund, a special fund created and designated by the provisions of Section 501. -----------------------------------------------------

----- BONDHOLDER: the Person registered as owner of any Bond in the Bond Register.-----------------------------------------------------------------------

----- BOND REGISTER: the register to be maintained by the Trustee, and which shall provide for the registration, transfer and exchange of Bonds, as provided under Section 206. -------------------------------------------------------------


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----- BONDS: the bonds designated by and issued pursuant to the provisions of
Section 208.--------------------------------------------------------------------

----- BORROWER: El Conquistador Partnership L.P., S.E., a limited partnership organized and existing under the laws of the State of Delaware, and its successors and permitted assigns and any surviving, resulting or transferee partnership or other entity. ---------------------------------------------------

----- BUSINESS DAY: any day, other than a Saturday or Sunday, or a day on which commercial banks in Puerto Rico or New York, New York are authorized or required by law or executive order to close. --------------------------------------------

----- CAPITAL APPRECIATION BONDS: the Capital Appreciation Bonds authorized to be issued under Section 208 and identified as such on Exhibit B.----------------

----- CODE: the Federal Internal Revenue Code of 1986 and the regulations issued thereunder, as amended, and all future acts supplemental thereto or amendatory thereof. -----------------------------------------------------------------------

----- CORPORATE TRUST OFFICE: the principal office of the Trustee at 221 Ponce de Leon Avenue, Lobby, San Juan, Puerto Rico 00918, or any other address at which its corporate trust business shall be administered at any particular time.

----- COSTS: as applied to the refinancing of the acquisition, development, construction and equipping of the Project, shall have the meaning set forth in the Act, including, without limitation: the repayment of advances made by Citicorp Real Estate, Inc. to the Borrower pursuant to certain Assignment and Modification Agreement dated as of August three (3) nineteen hundred ninety eight (1998), as amended, in the principal amount of Ninety Million Dollars ($90,000,000), interest paid by the Borrower on the aforementioned advances from the date thereof until the Date of Issuance, the Administrative Fee, the Costs of Issuance and the Reserve Fund Amount.----------------------------------------

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----- COSTS OF ISSUANCE:  all items of expense, not to exceed in the aggregate two percent (2%) of the Aggregate Principal Amount, relating to the authorization, sale and issuance of the Bonds (excluding the Administrative
Fee and all expenses of recordation of the Mortgages), including the fees, commissions and expenses of the Trustee properly incurred under this Trust Agreement prior to the Date of Issuance, the initial or acceptance fee of the Trustee, legal, accounting and financial advisory fees and expenses, underwriting fees and expenses, filing and rating agencies' fees and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution of this Trust Agreement, the Related Documents, and all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Trust Agreement, the Bonds, the Related Documents and any other collateral or security taken by the Trustee to secure the Borrower's obligations hereunder, and any other fees and expenses necessary or incident to the issuance and sale of the Bonds, the execution and delivery of the Related Documents and the documents contemplated by any of the foregoing. --------------------------------

----- DATE OF ISSUANCE: the date appearing in the first page of this Trust Agreement. ---------------------------------------------------------------------

----- DEFAULTED INTEREST:  has the meaning specified in Section 203. -----------

----- DEFEASANCE OBLIGATIONS: (i) noncallable Government Obligations, (ii) Defeased Municipal Obligations and (iii) evidences of ownership of a proportionate interest in specified Defeased Municipal Obligations held by a bank or trust company organized and existing under the Federal laws or the laws of any state or territory thereof as custodian.---------------------------------

---- DEFEASED MUNICIPAL OBLIGATIONS: obligations of state, territory or local government issuers which are rated in the highest rating category by the Rating Agency, provision for the payment of the principal of and

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


redemption premium, if any, and interest on which shall have been made by deposit with a trustee or escrow agent of noncallable Government Obligations, the maturing principal of and interest on which, when due and payable, shall provide sufficient money to pay the principal of and redemption premium, if any, and interest on such obligations of state, territory or local government issuers. -----------------------------------------------------------------------

----- DTC: The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, and its successors and assigns. -----------------------------------------------------------------------

----- DTC REPRESENTATION LETTER: the letter or letters from the Authority and the Trustee to DTC with respect to the Bonds in the form appended hereto as Exhibit C, which, so long as DTC shall be the Securities
Depository for the Bonds, shall be deemed to be part of this Agreement and shall be a binding obligation of the Authority and the Trustee.---------------

----- EVENT OF TAXABILITY: as defined in the Loan Agreement. -------------------

----- EXECUTIVE DIRECTOR: the Executive Director, the Assistant Executive Director or the Acting Executive Director of the Authority, or if there is no Executive Director, Assistant Executive Director or Acting Executive Director, then any Person designated by the Board or authorized by the by-laws of the Authority to perform the functions of the Executive Director. ------------------

----- EXHIBIT A: the "FORM OF BOND" attached to this Trust Agreement and marked Exhibit A. ---------------------------------------------------------------------

----- EXHIBIT B: the "Schedule of Features of the Bonds" attached to this Trust Agreement and marked Exhibit B. ------------------------------------------

----- FAIR MARKET VALUE: on any date, (i) with respect to Investment Obligations the bid and asked price of which are published in the Wall Street Journal, the bid price thereof so published on or most recently prior to the valuation date;
(ii) with respect to Investment Obligations the bid and asked price of which are not published in the Wall Street Journal, the average bid price therefor on the valuation date reported by any of the recognized dealers at the time making a market in such Investment Obligations; and (iii) with respect to any Investment Obligations for which no value can be established under (i) or (ii) above, the principal amount thereof plus accrued and unpaid interest thereon.---------------------------------------------------------------

----- FEDERAL: the United States of America and the government thereof. --------

----- GOVERNMENT OBLIGATIONS: (i) direct obligations of, or obligations the principal of and the interest on which are unconditionally guaranteed by, the United States of America, and (ii) any certificates or other evidences of an ownership in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i).----------------------------------------------

----- GRANT: to convey, assign and transfer legal title.------------------------

----- HOLDER: the Person registered as owner of any Bond in the Bond Register.--

----- INTEREST PAYMENT DATE: the first day of each month, commencing on [ ], nineteen hundred ninety-nine (1999) --------------------------------------------

----- INTEREST RATE: as of any date, the prevailing rates of interest on the Bonds of each maturity. --------------------------------------------------------

---- INSURANCE CONSULTANT: a Person recognized as expert in the insurance industry selected by the Trustee and paid by the Borrower. ---------------------

----- INVESTMENT OBLIGATIONS: Government Obligations and obligations of any agency or instrumentality whose obligations are backed by the full faith and credit of the United States of America and, to the extent from time to time permitted by law, (A) the obligations of (i) Federal National Mortgage Association, (ii) Federal Home Loan Banks, (iii) Federal Farm Credit System,
(iv) Federal Home Loan Mortgage Corporation, and

(v) Government National Mortgage Association (to the extent not included in Government Obligations); (B) repurchase agreements with financial institutions which are members of the Federal Reserve System or primary dealers in the United States Treasury market the short-term obligations of which institutions or dealers are rated at least "A" by the Rating Agency (or any similar rating to which it may be changed) or whose long-term obligations are rated in one of the three highest rating categories by the Rating Agency secured by Government Obligations or by securities described in clause (A); provided, that such repurchase agreement must provide that the value of the underlying obligations shall be maintained at a current market value, calculated at least weekly, of not less than 104% of the repurchase price (or in the case such underlying obligations are obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, of not less than 105% of the repurchase price), a legal opinion shall be furnished to the Trustee to the effect that the repurchase agreement meets guidelines under the laws of Puerto Rico for the legal investment of public funds, the Trustee shall be given a first priority security interest, no independent third party shall have a lien, such obligations purchased must be transferred to the Trustee or an independent third party agent by physical delivery or by an entry made on the records of the issuer of such obligations, in either case, the entity should receive confirmation from the independent third party that those securities are being held in a safe-keeping account in the name of the entity (the trust or safe-keeping departments of broker-dealers or financial institutions selling investments or pledging collateral or underlying securities, or their custodial agents, are not considered independent third parties for the foregoing purposes), such repurchase agreement shall constitute a "repurchase agreement" within the meaning of Section 101 of the Federal Bankruptcy

Code, as amended, and any investment in a repurchase agreement shall mature within 30 days; (C) debt obligations and commercial paper rated "M-1" or better by the Rating Agency; (D) U.S. Treasury Strips, REFCORP Strips and FICO Strips;
(E) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and having a rating of "P-1" by the Rating Agency; (F) certificates of deposit secured at all times by Government Obligations or collateral described in (A) which certificates are issued by commercial banks, savings and loan associations or mutual savings banks; provided that the collateral must be held by a third party and the Trustee must have a perfected first priority security interest in the collateral; (G) certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF;
(H) bonds or notes issued by any state, territory or municipality which are rated by the Rating Agency in one of the two highest rating categories assigned by such agencies; (I) federal funds or bankers' acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of "A" or better by the Rating Agency; and (J) any Puerto Rico administered pool investment fund in which the Authority is statutorily permitted or required to invest. Any investment in Government Obligations or in obligations described in (A) above may be made in the form of an entry made on the records of the issuer of the particular obligation. ------------------------

----- LOAN AGREEMENT: the Loan Agreement, dated the Date of Issuance, by and between the Authority and the Borrower, together with all permitted agreements amendatory thereof or supplemental thereto. ------------------------------------

----- MAJORITY INTEREST: as of any date of calculation, the Bondholders (not including the Borrower, any Affiliate or any Person holding Bonds on behalf of the Borrower or an Affiliate) of more than 50% of the aggregate principal amount of Bonds then Outstanding. ------------------------------------

----- MATURITY DATE: with respect to any Bond, the date specified in such Bond as the maturity date thereof.---------------------------------------------------

----- MORTGAGES: collectively, (i) the first mortgage on the Project and on parcel #15,228 registered at page 29 of tome 354 of Fajardo and the leasehold mortgage on Palominos Island, constituted by deeds number [____ (__), ______ ( ) and ___ ( )], respectively, dated the Date of Issuance, executed before Notary
Public [                     ] to secure the Mortgage Notes.]-------------------

----- MORTGAGE NOTES: collectively, the notes of the Borrower dated the Date of Issuance, in the principal amounts of [ONE HUNDRED FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ($105,200,000)], TWO MILLION DOLLARS ($2,000,000) and ONE HUNDRED THOUSAND DOLLARS ($100,000) secured by the Mortgages.-------------------

----- OUTSTANDING: When used with reference to the Bonds, means, as of a particular date, all Bonds theretofore issued and authenticated under this Trust Agreement except: (i) Bonds paid or delivered to the Trustee for cancellation;
(ii) Bonds deemed to have been paid in accordance with Article XIII; and (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Trust Agreement. --------------------------------

----- PARTICIPANT: each broker-dealer, bank or other financial institution for which DTC or any other Securities Depository holds securities as a Securities Depository.---------------------------------------------------------------------

----- PAYMENT OF THE BONDS: as defined in the Loan Agreement. ------------------

----- PERSON: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. ---------------------

----- PLEDGE AGREEMENT: The Mortgage Notes Pledge and Security Agreement, dated the Date of Issuance, by and between the Borrower and the Authority, together with all permitted agreements amendatory thereof or supplemental thereto.-------

----- PREDECESSOR BOND: of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for purposes of this definition, any Bond authenticated and delivered under Section 210 in lieu of a lost, destroyed, mutilated, or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Bond.-------------------------------------------------------

----- PRINCIPAL: when referring to the Bonds (i) in the case of any Serial Bond or Term Bond, the principal amount of such Bond stated to be payable at maturity and (ii) in the case of any Capital Appreciation Bond, (A) the Accreted Value thereof, when used in connection with determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any notice, consent, request, direction, waiver or demand pursuant to this Trust Agreement, or for the purposes of determining the principal amount of such Bond due at maturity, redemption or other payment date thereof, and for all other purposes other than for the purpose set forth in clause (B) and (C) below, (B) the initial principal amount thereof for purposes of the order of payments under Section 806 (the difference between the Accreted Value and the initial principal amount constituting interest for purposes of the order of payment in Section 806), and
(C) the "maturity amount" for purposes of Sections 205, 209(B) and 210.---------

----- PRINCIPAL PAYMENT DATE: the Maturity Date and any date on which the principal of the Bonds, in whole or in part, is due and payable by reason of redemption, purchase, acceleration or otherwise. -------------------------------

----- PRINCIPAL PAYMENT PERIOD: each period of 6 months commencing on each Principal Payment Date and ending on the day preceding the next Principal Payment Date, except that the first Principal Payment Period shall commence on the Date of Issuance and the last Principal Payment Period shall end on the Maturity Date. -----------------------------------------------------------------

----- PROJECT: the Industrial Facilities (as defined in the Act) described in Exhibit A to the Loan Agreement, including any modifications thereof, substitution therefor or additions thereto and excluding deletions therefrom (others than those permitted hereunder), as may be permitted by the Loan Agreement.----------------------------------------------------------------------

----- PROJECT FUND: the special fund created and designated by the provisions of
Section 401. -------------------------------------------------------------------

----- PUERTO RICO: the Commonwealth of Puerto Rico. ----------------------------

----- RATING AGENCY: Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns, or if neither is available, any other nationally recognized statistical rating organization which shall have been requested by the Borrower to provide a rating for the Bonds and which shall then have a rating in effect with respect to the Bonds. ------------------------

----- REDEMPTION PRICE: with respect to any Bond to be redeemed in whole or in part pursuant to this Trust Agreement, an amount equal to 100% of the principal amount of the Bond to be so redeemed (or, in the case of a Bond to be redeemed in part, 100% of the portion of the principal amount thereof to be redeemed), together with interest on such amount at the Interest Rate from the preceding Interest Payment Date to the date of redemption. -------------------------------

----- REGULAR RECORD DATE: the fifteenth day of the month immediately preceding an Interest Payment Date.---------------------------------------------

----- RELATED DOCUMENTS: the (i) Loan Agreement; (ii) Mortgages; (iii) Mortgage Notes; and (iv) Assignment of Leases and Rents Agreement and Security Agreement, Assignment of Hotel Management Agreement and Security Agreement, Master Security Agreement, UCC Financing Statement and the UCC Fixtures Filing dated the Date of Issuance by and between the Borrower and the Trustee, together with all permitted agreements amendatory thereof or supplemental thereto, individually or collectively, as the case may be. ----------------------------------------------

----- RESERVE FUND: the fund created and designated by Section 505.-------------

----- RESERVE FUND AMOUNT: NINE MILLION ONE HUNDRED THOUSAND DOLLARS ($9,100,000). ------------------------------------------------------------------

----- RENEWAL AND REPLACEMENT FUND: from fund created and designated by Section 509.----------------------------------------------------------------------------

----- RENEWAL AND REPLACEMENT FUND AMOUNT: on the Date of Issuance through the Taxable Year ending December 31, 2004, FOUR MILLION DOLLARS ($4,000,000); from January 1, 2005 through December 31, 2009, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2005, as shown in the Borrower's audited financial statements; from January 1, 2010 through December 31, 2014, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2010, as shown in the Borrower's audited financial statements; from January 1, 2015 through December 31, 2019, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2015, as shown in the Borrower's audited financial statements; from January 1, 2020 through December 31, 2025, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2020, as shown in the Borrower's audited financial statements; and from January 1, 2026 through December 31, 2030, the higher of FOUR MILLION DOLLARS ($4,000,000) and an amount equal to four percent (4%) of the average gross revenues of the Borrower for the three (3) Taxable Years immediately preceding January 1, 2026, as shown in the Borrower's audited financial statements.---------------------------------------------------------------------

----- SECRETARY: the Secretary or any Assistant Secretary of the Authority, or if there is no secretary or assistant secretary, then any Person designated by the Board or authorized by the by-laws of the Authority to perform the functions of the Secretary. --------------------------------------------------------------

----- SECURITIES ACT: the Federal Securities Act of 1933, as amended. ----------

----- SECURITIES DEPOSITORY: DTC, or any other depository trust company (or any of its designees to the Trustee) appointed for the Bonds.-----------------------

----- SERIAL BONDS: the Serial Bonds authorized to be issued under Section 208 and identified as such on Exhibit B.--------------------------------------------

----- SERIAL BONDS AGGREGATE PRINCIPAL AMOUNT: the Serial Bonds Aggregate Principal Amount as stated in item 2 of Exhibit B.------------------------------

----- SPECIAL RECORD DATE: the date fixed by the Trustee for determining the Holders entitled to the payment of Defaulted Interest, pursuant to Section 203.-

----- TERM BONDS: the Term Bonds authorized to be issued under Section 208 and identified as such on Exhibit B.------------------------------------------------

----- TRUST AGREEMENT: this Trust Agreement together with all permitted agreements amendatory hereof or supplemental hereto. ---------------------------

----- TRUSTEE: Banco Santander Puerto Rico (Employer Identification Number 66-0312389), a bank incorporated and existing under the laws of Puerto Rico and having its principal corporate trust office in Hato Rey, Puerto Rico, which is authorized under such laws to exercise corporate trust powers and any other bank, banking association or trust company becoming successor trustee under this Trust Agreement.----------------------------------------------------------------

----- TRUST ESTATE: (i) all right, title and interest of the Authority in and to
(a) the Loan Agreement and all amounts receivable thereunder (except its rights under Sections 4.05, 4.06, 5.06, 5.07, 7.04, 9.14 and 9.15 of the Loan
Agreement, and its rights to receive notices), and (b) the other Related Documents (except its rights under the sections of the other Related Documents corresponding to Sections 4.05, 4.06, 5.06, 5.07 and 7.04 of the Loan Agreement, and its rights to receive notices); (ii) all funds and accounts established under this Trust Agreement and all moneys and securities from time to time held by the Trustee hereunder until disbursement therefrom as provided herein; and
(iii) any and all real or personal property of every name and nature from time to time, by delivery or by writing of any kind, Granted pursuant to the provisions of this Trust Agreement. --------------------------------------------

----- TWENTY-FIVE PERCENT INTEREST: as of any date of calculation, the Holders (not including the Borrower, any Affiliate or any Person holding Bonds on behalf of the Borrower or an Affiliate) of not less than 25% of the aggregate principal amount of Bonds then Outstanding. ----------------------------------------------

----- UNDERWRITER: Citicorp Financial Services Corporation.---------------------

--- SECTION 102. MISCELLANEOUS. (A) Words of the masculine gender shall be deemed and construed to include relative words of the feminine and

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



neuter genders. ----------------------------------------------------------------

----- (B) Unless the context shall otherwise indicate, "Bond," "Bondholder," "Holder," "owner," and "Person" shall include the plural as well as the singular number. ------------------------------------------------------------------------

----- (C) All references herein to particular articles, sections or exhibits, are references to articles, sections or exhibits of this Trust Agreement unless some other reference is established. -------------------------------------------

----- (D) Words importing the redemption or calling for redemption or the Bonds shall not be deemed to refer to or connote the payment of the Bonds at their Maturity Date. -----------------------------------------------------------------

----- (E) The captions or headings in this Trust Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of articles and sections of this Trust Agreement. -------------------

---------------------------------- ARTICLE II ----------------------------------

---------------------- FORM, EXECUTION, AUTHENTICATION, ------------------------
----------------------- DELIVERY AND EXCHANGE OF BONDS -------------------------

--- SECTION 201. LIMITATION ON ISSUANCE OF BONDS. No Bonds may be issued under the provisions of this Trust Agreement except in accordance with the provisions of this Article. ---------------------------------------------------------------

--- SECTION 202. FORM OF BONDS. The definitive Bonds are issuable as fully registered Bonds without coupons, in Authorized Denominations, and substantially in the form of Exhibit A. All Bonds may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the Bonds may be listed or traded or any usage or requirement of law with respect thereto or as may be authorized by the Authority and approved by the Trustee.------------------------------------------------------------------------

--- SECTION 203. DETAILS OF BONDS. (A) The Bonds shall be dated, shall bear interest until their payment (in the case of the Serial Bonds and the

Term Bonds), shall yield (in the case of the Capital Appreciation Bonds) and shall be stated to mature (subject to the right of prior redemption) as provided in Exhibit B. ------------------------------------------------------------------

------ (B) Each Bond shall bear interest from the Interest Payment Date next preceding the date on which it is authenticated, unless authenticated on an Interest Payment Date, in which case it shall bear interest from such Interest Payment Date, or, unless authenticated prior to the first Interest Payment Date in which case it shall bear interest from the Date of Issuance; provided, however, that if at the time of authentication of any Bond interest thereon is in default, such Bond shall bear interest from the date to which interest shall have been paid. ----------------------------------------------------------------

------(C) Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. -------------------------------------------------------

------ (D) The Bonds shall be signed by, or bear the facsimile signatures of, the Executive Director and the Secretary. A facsimile of the corporate seal of the Authority shall be imprinted on the Bonds. In case any officer whose signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes as if he had remained in office until such delivery, and also any Bond may bear the facsimile signatures of or may be signed by such Persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the Date of Issuance of such Bond such Persons may not have been such officers. ------------------------

------ (E) The principal of and premium, if any, and the interest on the Bonds shall be payable in any Federal coin or currency which on the respective dates of payment thereof is legal tender for the payment of public and private debts.

------ (F) Payment of the interest on each Bond which is payable and is punctually paid shall be made by the Trustee on each Interest Payment Date to the Holders at the close of business on the Regular Record Date by check mailed to such Bondholder or at the request of a Bondholder who initially purchases or subsequently acquires at least ONE MILLION DOLLARS ($1,000,000) aggregate principal amount of Bonds, by wire transfer to the bank account of such Bondholder, provided he files his bank account number with the Trustee for such purpose at least 15 Business Days prior to the first Interest Payment Date for which such wire transfer is to be made. The Trustee may impose a reasonable charge for each such wire transfer payment. The foregoing provisions as to payment are subject to the provisions of Section 211 regarding book-entry Bonds.

------ (G) Except as provided in Section 209 and 210, payment of the principal of all Bonds and any premium thereon shall be made at the Corporate Trust Office upon the presentation and surrender of such Bonds as the same shall become due and payable, and only to the Bondholder or his legal representative.------------

------ (H) Any interest on any Bond which is payable but is not punctually paid or duly provided for within 5 days after the same shall become due and payable on any Interest Payment Date for such Bond (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Bondholder on the relevant Regular Record Date by virtue of his having been such Bondholder; and such Defaulted Interest may be paid by the Authority, in its election in each case, as provided in clause First or Second below: -----------------------------------------------

-------- First: The Authority may elect to make payment of any Defaulted Interest to the Holders at the close of business on a Special Record Date, which shall be fixed in the following manner. The Authority shall notify the Trustee of the amount of Defaulted Interest proposed to be paid on each such Bond and the date of the proposed payment, and at the same time the

Authority shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Authority of such Special Record Date and, in the name and at the expense of the Authority, shall cause notice of the proposed payment of such Defaulted Interest and the date therefor to be given to each Bondholder on the Special Record Date not less than five (5) days prior to the date specified for payment of such Defaulted Interest. Notice of the proposed payment therefor having been given as aforesaid, such Defaulted Interest shall be paid on the date fixed for payment to the Bondholder at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause Second. ------------------

-------- Second: The Authority may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds affected may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Authority to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee. ---------------------------------------------

----- (J) Subject to the foregoing provisions of this Section, each Bond delivered under this Trust Agreement upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond. ------

--- SECTION 204. AUTHENTICATION OF BONDS. Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A, duly executed by the Trustee, shall be entitled to any benefit or security under this Trust Agreement. No Bond shall be valid or become obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Trust Agreement. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time. ------------------------

--- SECTION 205. EXCHANGE OF BONDS. Bonds, upon surrender thereof at the Corporate Trust Office, together with an assignment duly executed by the Bondholder or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the Bondholder thereof, be exchanged for an equal aggregate principal amount of Bonds of same tenor, of any Authorized Denominations and of the same Maturity Date. -----------------------------------

--- SECTION 206. REGISTRATION OF TRANSFER OF BONDS. (A) The Trustee shall keep the Bond Register. The transfer of any Bond may be registered only in the Bond Register upon surrender of such Bond to the Trustee together with an assignment, duly executed by the Holder or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer the Authority shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds registered in the name of the transferee, for an equal aggregate principal amount, of any Authorized Denominations and of the same Maturity Date. -----------------------------------

------ (B) In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Authority shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Trust Agreement. All Bonds surrendered in any such exchange or registration of transfer shall forthwith be canceled by the Trustee. The Authority or the Trustee may impose a reasonable fee or service charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. Neither the Authority nor the Trustee shall be required to make any such exchange or registration of transfer of Bonds during the 15 days immediately preceding the date of giving of notice of any redemption of Bonds, or after such Bond or any portion thereof has been selected for redemption. --------------------------------------------------

--- SECTION 207. OWNERSHIP OF BONDS; TRANSFER OF TITLE. (A) As to any Bond, the Holder shall be deemed and regarded as the absolute owner thereof for all purposes. Payment of or on account of the principal of and the interest on any Bond shall be made only to or upon the order of the Holder or his legal representative, and shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid. -------------

------ (B) The Holders are granted the power to transfer absolute title to their Bonds, including by assignment thereof to a bona fide purchaser for value (present or antecedent) without notice of prior defenses or equities or claims of ownership enforceable against his assignor or any Person in the chain of title and before the maturity of such Bond. Every prior Holder of any Bond shall be deemed to have waived and renounced all of his equities or rights therein in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire absolute title thereto and to all rights represented thereby. -----------------------------------------------------------------------

--- SECTION 208. AUTHORIZATION OF BONDS. (A) There shall be issued under and secured by this Trust Agreement Bonds in the aggregate initial principal amount specified in item 1 of Exhibit B for the purpose of providing funds for paying, with other available funds, all or a portion of the Costs. The Bonds shall (i) be designated "Tourism Revenue Bonds, 1999 Series A, (El Conquistador Resort Project)", (ii) consist of three classes in the amounts and maturities specified on Exhibit B; and (iii) dated the Date of Issuance and numbered from RA-0001 upwards .-----------------------------------------------------------------------

------ (B) The principal of the Bonds shall be payable on the corresponding Principal Payment Date. --------------------------------------------------------

------ (C) The Bonds shall (i) be in the principal amounts, (ii) bear interest (in the case of Serial Bonds and Term Bonds) or yield (in the case of Capital Appreciation Bonds) at various rates per annum, payable on the Interest Payment Dates commencing on the Initial Interest Payment Date, (iii) have Maturity Dates, subject to the right of prior redemption, as set forth in Exhibit B. ----

------ (D) The Bonds shall be executed substantially in the form and manner set forth in Exhibit A and shall be deposited with the Trustee for authentication, but before the Trustee shall authenticate and deliver same there shall be filed with the Trustee the following: ------------------------------------------------

-------- (i) a copy, certified by the Secretary, of the resolution of the Board awarding the Bonds, specifying the interest rate or rates (in the case of Serial Bonds and Term Bonds) or yield (in the case of Capital Appreciation Bonds) and the Amortization Requirements therefor, and directing their authentication and delivery to or upon the order of the purchasers mentioned therein upon payment of the purchase price therein set forth; ---------------------------------------

-------- (ii) an executed counterpart of the Loan Agreement; -------------------

--------(iii) executed counterparts or simple copies (in the case of deeds) of the other Related Documents; ---------------------------------------------------

-------- (iv) an opinion of counsel to the Borrower that, as to each of the Related Documents: (a) the Borrower has full power to enter there into, (b) the execution and delivery thereof has been duly authorized by the Borrower, (c) it has been duly executed by the Borrower in the form so authorized, and (d) assuming proper authorization and execution thereof by the other parties thereto, it is valid, binding and enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether said enforceability is considered in a proceeding in equity or at law); --------

-------- (v) an opinion of counsel, who may be counsel for the Authority, addressed to the Trustee, to the effect that (a) the Authority has the legal right and power to enter into and has duly authorized, validly executed and delivered, this Trust Agreement and the Related Documents to which it is a party, and each of such agreements and documents is legally valid and binding upon the Authority and enforceable against the Authority in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) this Trust Agreement creates a legally valid and effective Grant of the Trust Estate, subject to the application thereof to the purposes and on the conditions permitted by this Trust Agreement, and that no filing or recording of any document is necessary in order to make such Grant effective or to continue it in effect (or specifying the place or places, if any, where such filing or recording is necessary and furnishing any officially authenticated certificates, or other documents, by which such filing or recording is evidenced), (c) the issuance of the Bonds will not violate any provision of law or of the by-laws of the Authority or result in the breach of, or constitute a default under, any agreement, indenture or other instrument to which the Authority is a party or by which it may be bound, (d) no authorization, consent or approval or withholding of objection of any governmental body or regulatory authority is requisite to the legal issue of said Bonds (unless such opinion shall show that no such authorization, consent or approval or withholding of objection is requisite to the legal issue of the Bonds, it shall specify and furnish any officially authenticated certificates, or other documents, by which such authorization, consent or approval or withholding of objection is evidenced), (e) the Bonds are legally valid and binding direct obligations of the Authority in accordance with their terms and the terms of this Trust Agreement and have been duly and validly authorized and issued in accordance with applicable law and this Trust Agreement, and (f) the conditions precedent to the delivery of the Bonds have been fulfilled, and covering such other matters as the Trustee may reasonably request; and ---------

-------- (vi) such other opinions and certificates as the Trustee reasonably requests. ----------------------------------------------------------------------

--- When the documents mentioned above in this Section shall have been filed with the Trustee and when the Bonds shall have been executed and authenticated as required by this Trust Agreement, the Trustee shall deliver the Bonds at one time or from time to time to or upon the order of the purchasers named in the resolution mentioned in clause (i) of Section 208 (D), but only upon payment to the Trustee of the purchase price of said

Bonds. -------------------------------------------------------------------------

------ (E) The Trustee shall apply the proceeds of the Bonds (net of the Underwriter's discount) as follows: ---(i) the Reserve Fund Amount to the credit of the Reserve Fund; and (ii) the remainder to the credit of the Project Fund.--

--- SECTION 209. TEMPORARY BONDS. (A) Until definitive Bonds are ready for delivery, there may be executed, and upon request of the Authority the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, one or more temporary printed, typewritten, engraved or lithographed Bonds, in fully registered form without coupons in such denomination(s), equal to the Aggregate Principal Amount, with payment record attached for the notation of payments of interest, without presentation and surrender of such Bond, as the Authority by resolution may provide, substantially of the tenor hereinabove set forth and with such appropriate omissions, insertions and variations as may be required. -----------------------

------ (B) If temporary Bonds shall be issued, the Authority shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at the Corporate Trust Office, of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the place designated by the Holder, without charge to the Holder thereof, a definitive Bond or Bonds of an equal principal amount and Maturity Date as the temporary Bond surrendered. Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefit of this Trust Agreement as the corresponding definitive Bonds to be issued and authenticated hereunder. No charge of any kind shall be made against the Holder upon an exchange of a temporary Bond for a definitive Bond. ------------------------------------------

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



--- SECTION 210. MUTILATED, DESTROYED OR LOST BONDS. (A) A mutilated Bond may be surrendered and thereupon the Authority shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of like tenor and principal amount. --------------------------------------------------------------

----- (B) If there be delivered to the Authority, the Borrower and to the
Trustee: -----------------------------------------------------------------------

------- (i) evidence to their satisfaction of the destruction or loss of any Bond, and ----------------------------------------------------------------------

------- (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Authority or the Trustee that such Bond has been acquired by a bona fide purchaser, the Authority shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed or lost Bond, a new Bond of like tenor and principal amount. In case any such mutilated, destroyed or lost Bond has become or is about to become due and payable, the Authority in its discretion, instead of issuing a new Bond, may pay such Bond. -----------------------------------------

----- (C) Upon the issuance of any new Bond under this Section, the Authority may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.--

--- SECTION 211. BOOK-ENTRY BONDS. (i) Except as provided in subparagraph (iii) of this Section 211, the Holder of all Bonds shall be the Securities Depository and, as long as the Securities Depository shall be DTC, the Holder shall be Cede & Co., as nominee for DTC. Payment of interest for any Bond registered in the name of Cede & Co. shall be made to the account of Cede & Co. at the address indicated for Cede & Co. in the registration books kept by the Trustee. The "Bonds" referred to in this

Section 211 shall refer to all Book-Entry Bonds. -------------------------------

-------(ii) The Bonds shall be initially issued in the form of separate, single, authenticated fully-registered Bonds in the amount of each separately stated maturity. As long as certificates for the Bonds are not issued pursuant to this
Section 211, the Trustee and the Authority may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Bonds registered in its name for the purposes of payment of the principal or Redemption Price (and premium, if any) of or interest on the Bonds, selecting the Bonds or portions thereof to be redeemed, giving any notice permitted or required to be given to the owners of such Bonds hereunder, registering the transfer of Bonds, obtaining any consent or other action to be taken by Bondholders and for all other purposes whatsoever; and neither the Trustee nor the Authority shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other Person claiming a beneficial ownership interest in the Bonds under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Trustee as being an owner of Bonds, with respect to the accuracy of any records maintained by the Securities Depository or any Participant; the payment to the Securities Depository or any Participant of any amount in respect of the principal or Redemption Price (and premium, if any) of or interest on the Bonds; any notice which is permitted or required to be given to the Bondholders; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Bonds; or any consent given or other action taken by the Securities Depository as owner of Bonds. The Trustee shall pay all principal and Redemption Price (and premium, if any) of and interest on the Bonds only to or "upon the order of" the Securities Depository (as that term is used in the Uniform Commercial Code as adopted in the State of New York), and all such payments shall be valid and effective to fully satisfy and discharge the Authority's obligations with respect to the principal or Redemption Price (and premium, if any) of and interest on the Bonds to the extent of the sum or sums so paid. Except as provided in (iii) below, no Person other than the Securities Depository shall receive an authenticated Bond for each separate Maturity Date evidencing the obligation of the Authority to make payments of the applicable principal amount. Upon delivery by the Securities Depository to the Trustee of notice to the effect that the Securities Depository has determined to substitute a new nominee in place of Cede & Co., the Bonds will be transferable to such new nominee in accordance with subparagraph (vi) below. ---------------------------------------

-------(iii) In the event the Authority determines that it is in the best interest of the Authority not to continue the book-entry system of transfer for the Bonds or that the interest of the owners of the Bonds might be adversely affected if the book-entry system of transfer is continued, the Authority may notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants, of the availability through the Securities Depository of certificates for the Bonds. In such event, the Trustee shall issue, transfer and exchange certificates for the Bonds as requested by the Securities Depository and any Participant or Beneficial Owner in appropriate amounts in accordance with subparagraph (vi) below. The Securities Depository may determine to discontinue providing its services with respect to the Bonds at any time by giving notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Authority may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Authority shall either establish its own book-entry system or use reasonable efforts to locate another Securities Depository. Under such circumstances (if there is no successor securities depository), the Authority and the Trustee shall be obligated to deliver certificates for the Bonds with respect to such series of Bonds as described in subparagraph (vi) below. In the event certificates for the Bonds are issued, the provisions of this Agreement shall apply to, among other things, the printing of certificates, the transfer and exchange of such certificates and the method of payment of principal or Redemption Price (and premium, if any) of and interest on such certificates. Whenever the Securities Depository requests the Authority and the Trustee to do so, the Trustee and the Authority will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate certificates evidencing the Bonds to any Participant having Bonds credited to its account with the Securities Depository, or (B) to arrange for another Securities Depository to maintain custody of certificates evidencing the Bonds.

-------(iv) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or Redemption Price (and premium, if any) of and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the DTC Representation Letter.------------------------------------------------------

-------(v) In connection with any notice or other communication to be provided to owners of Bonds pursuant to this Agreement by the Authority or the Trustee or with respect to any consent or other action to be taken by owners of Bonds, the Authority or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Bondholder. -----------------------------------------------------------

-------(vi) In the event that any transfer or exchange of Bonds is permitted under subparagraph (ii) or (iii) hereof, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered owner thereof of the Bonds to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of this Trust Agreement. Each Bond shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 211 of the Trust Agreement, this bond may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Trust Agreement) or to a successor Securities Depository or to a nominee of a successor Securities Depository." --------------------------------------------------------

----------------------------------- ARTICLE III --------------------------------

------------------------------ REDEMPTION OF BONDS; ----------------------------

--- SECTION 301. REDEMPTION OF BONDS. (A) The Bonds shall not be subject to redemption prior to their maturity except as provided in this Article III. -----

----- (B) The Bonds shall be called for redemption in whole at the Redemption Price, without premium, in the event the Borrower shall have become obligated to prepay the entire amount payable under Section 4.01 of the Loan Agreement in accordance with: ---------------------------------------------------------------

-------- (i) Section 8.02(a) of the Loan Agreement due to the cessation of operation of the Project, on the next Interest Payment Date occurring not less than 45 days after the Borrower becomes so obligated; or -----------------------

-------- (ii) Section 8.02 (b) of the Loan Agreement, not later than 45 days after the second occurrence of an Event of Taxability. -------------------------

----- (C) The Bonds shall be called for redemption in whole or in part, at the

Redemption Price, without premium, in the event the Borrower shall have become obligated to prepay any amount payable under Section 4.01 of the Loan Agreement in accordance with Section 8.02(c) of the Loan Agreement due to the occurrence of a Taking or a Casualty (both as defined in the Loan Agreement), on the next Interest Payment Date occurring not less than 45 days after receipt by the Trustee of the notice delivered pursuant to said Section 8.02(c) of the Loan Agreement. ---------------------------------------------------------------------

----- (D) The Bonds shall be called for redemption in whole or in part, as directed by the Borrower in the event that the Authority and the Trustee shall have received notice pursuant to Section 8.01(a) of the Loan Agreement that the Borrower has elected to prepay all or a portion of the amounts payable under
Section 4.01 of the Loan Agreement pursuant to Section 8.01(a) of the Loan Agreement and the Borrower shall have complied with the provisions of Section
8.01 of the Loan Agreement, on any Interest Payment Date (which shall not be less than 45 days from the date such notice is received by the Trustee) selected
by the Borrower, on or after [    ] one (1), two thousand nine (2009) at the
Redemption Price plus a premium of (i) two percent (2%) if redeemed prior to
[        ] one (1) two thousand ten (2010), (ii) one percent (1%) if redeemed on
or after [         ] one (1) two thousand ten (2010) and prior to [           ]
thirty [   (3)] two thousand eleven (2011), and without premium if redeemed on
or after [         ] one (1) two thousand eleven (2011). -----------------------

-----(E) The Term Bonds shall be called for redemption in part on the dates specified in Exhibit B under "Amortization Requirements"..----------------------

----- (F) Except in the case of a mandatory redemption of Term Bonds pursuant to
(E) above, if fewer than all of the Outstanding Bonds shall be called for redemption, the Bonds shall be called in inverse order of maturity. If fewer than all of the Outstanding Bonds of the same Maturity Date shall be called for redemption, the Bonds or portions thereof of such Maturity Date to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; provided, however, that the portion of any Bond to be redeemed shall be in Authorized Denominations, and that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds that is obtained by dividing the principal amount of such Bond by Five Thousand Dollars ($5,000). -----------------------------------------------------

--- SECTION 302. REDEMPTION NOTICE. At least 30 days before the redemption date of any Bonds the Trustee shall cause a notice, signed by it, of any such redemption, either in whole or in part, to be given to all Bondholders whose Bonds are to be redeemed. Each such notice shall set forth (i) the date fixed for redemption, (ii) the Redemption Price (plus premium, if any) to be paid,
(iii) if less than all of the Outstanding Bonds shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed, (iv) that on the date fixed for redemption such Redemption Price (plus premium, if any) will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date , (v) the place where such Bonds are to be surrendered for payment of such Redemption Price (plus premium, if any); and (vi) whether the redemption is effected by reason of the second occurrence of an Event of Taxability; and shall otherwise comply with Securities Exchange Act of 1934 Release No. 34-23856, dated December 3, 1986 (the "Redemption Release"). In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in a principal amount equal to the unredeemed portion of such Bond will be issued. Failure to comply with the requirements of the Redemption Release or any defect thereon shall not affect the validity of the proceedings for the redemption of the Bonds. Failure to give redemption notice to any Holder or any defect in any notice so given shall not affect the validity of the proceedings for the redemption of the Bonds of any other Holders. --------------

--- SECTION 303. EFFECT OF CALLING FOR REDEMPTION. On the date so designated for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions of Bonds so called for redemption:
(i) shall become and be due and payable at the Redemption Price (plus premium, if any) provided for redemption thereof on such date; and (ii) if sufficient moneys for payment of the Redemption Price (plus premium, if any) are held in separate accounts by the Trustee in trust for the Holders thereof, as provided in this Trust Agreement, interest thereon shall cease to accrue, and said Bonds shall cease to be entitled to any benefits or security under this Trust Agreement or to be deemed Outstanding, and their Holders shall have no rights in respect thereof, except to the extent provided in Section 304, to receive Bonds for any unredeemed portions of the Bonds. Bonds and portions of Bonds for which irrevocable instruction to pay or to call for redemption on one or more specified dates have been given to the Trustee in form satisfactory to it shall not thereafter be deemed to be Outstanding and shall cease to be entitled to the security of or any rights under this Trust Agreement, other than rights to receive payment of the Redemption Price thereof and premium, if any, and accrued interest thereon, to be given notice of redemption in the manner provided in
Section 302, and, to the extent hereinafter provided, to receive Bonds for any unredeemed portions of Bonds if moneys or Government Obligations, or a combination of both, sufficient to pay the Redemption Price (plus premium, if any) of such Bonds or portions thereof, are held in separate accounts by the Trustee in trust for the Holders thereof.--------------

--- SECTION 304. REDEMPTION OF PORTIONS OF THE BONDS. In case part but not all of an Outstanding Bond shall be selected for redemption, the Holder or his legal representative shall present and surrender such Bond to the Trustee for payment of the Redemption Price (plus premium, if any) thereof, and the Authority shall execute and the Trustee shall authenticate and deliver to or upon the order to such Holder or his legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, a new Bond or Bonds of the same Maturity, of any Authorized Denomination and in an amount equal to the unredeemed principal amount of the surrendered Bond. -------

------------------------------------ ARTICLE IV --------------------------------

---------------------------------- PROJECT FUND --------------------------------

--- SECTION 401. PROJECT FUND. (A) A special fund is hereby created and designated the "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Project Fund", to the credit of which such deposits shall made as are required by the provisions of Section 208 and Sections 5.23 and 5.24 of the Loan Agreement. Any moneys received by the Trustee from any other source for the Project shall also be deposited to the credit of the Project Fund. -------------

------ (B) Subject to the provisions of Sections 404, 406 and 602, the moneys in the Project Fund shall be held by the Trustee in trust and shall be subject to a lien and charge in favor of the Holders of the Outstanding Bonds, and for the further security of such Holders, until paid out or transferred as herein provided. ----------------------------------------------------------------------

------ (C) The Trustee shall establish a separate account or subaccount within the Project Fund corresponding to the source of moneys specified in Section 5.23 and 5.24 of the Loan Agreement for each deposit made into the

Project Fund so that the Trustee may at all times ascertain the source and date of deposit of the funds in each such account or subaccount. The Project Fund and its accounts and sub-accounts shall be held separate and apart from each other and from all funds, accounts and subaccounts created by or pursuant to this Trust Agreement. Amounts on deposit on said accounts or subaccounts shall not be commingled with each other or with any other fund, account or subaccount created by or pursuant to the provisions of this Trust Agreement. ----------------------

--- SECTION 402. PAYMENTS FROM PROJECT FUND. Monies deposited to the credit of the Project Fund (i) pursuant to Section 208 shall be disbursed for the payment of the Costs and (ii) pursuant to Sections 5.23 and 5.24 of the Loan Agreement shall be disbursed as provided thereunder. All payments form the Project Fund shall be subject to the provisions and restrictions set forth in this Article.

--- SECTION 403. [RESERVED]

--- SECTION 404. REQUISITES FOR PAYMENTS FROM PROJECT FUND. --------------------

(A) Payments from the Project Fund pursuant to Section 402 (ii) shall be made by the Trustee upon the order of the Borrower in accordance with the provisions of this Section, but no such payment shall be made unless and until the Trustee shall receive a requisition (up to a maximum of two (2) per calendar month), prepared and signed by the Authorized Borrower Representative, stating: --------

-------- (i) the item number of each such payment, -----------------------------

-------- (ii) the name of the Person (including the Borrower) to whom each such payment is due, ----------------------------------------------------------------

-------- (iii) the respective amounts to be paid, ------------------------------

--------(iv) a certification issued by the Department of the Treasury of Puerto Rico granting a total waiver of the taxes required to be withheld pursuant

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



to the provisions of Section 1143 of the Puerto Rico Internal Revenue Code of 1994, as amended, if applicable, and -------------------------------------------

-------- (v) that obligations in the stated amounts have been incurred and are presently due and payable, or reimbursable to the Borrower, and that each item thereof is a proper charge against the Project Fund and has not been paid from the Project Fund. --------------------------------------------------------------

------ (B) Within three (3) Business Days after receipt of any such order and accompanying requisition, the Trustee shall pay such obligation from the Project Fund. If prior to payment of any item in a requisition the Borrower should for any reason desire not to pay such item, the Borrower shall give notice of such decision to the Trustee. -------------------------------------------------------

------ (C) In making any disbursement, the Trustee shall pay each such obligation directly to the Borrower or to any payee designated by the Authorized Borrower Representative, as set forth in the order of the Borrower directing such disbursement. -------------------------------------------------------------

--- SECTION 405. RELIANCE ON REQUISITIONS. All requisitions and orders received by the Trustee, as required in this Article as conditions of payment from the Project Fund, may be relied upon by the Trustee, subject at all reasonable times to examination by the Borrower, the Authority, any Bondholder and the agents and representatives thereof. -------------------------------------------------------

--- SECTION 406. BALANCE IN PROJECT FUND. --------------------------------------

------ (A) In the event that the Borrower exercises the option under Section
8.01 of the Loan Agreement to prepay in full the amounts payable under Section
4.01 of the Loan Agreement, the Trustee shall, upon the direction of the Borrower, deposit into the Bond Fund, on the date the prepayment is made, any moneys remaining in the Project Fund. ------------------------------------------

------ (B) If the principal amount of all Outstanding Bonds shall have become due and payable pursuant to a declaration in accordance with

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



Section 803 or the giving of a redemption notice pursuant to Section 301, the Trustee shall deposit in the Bond Fund any balance remaining in the Project Fund. --------------------------------------------------------------------------

----- (C) Any balance in the Project Fund derived from monies deposited pursuant to Sections 5.23 and 5.24 of the Loan Agreement shall be applied as provided thereunder. --------------------------------------------------------------------

---------------------------------- ARTICLE V -----------------------------------

------------------- BOND FUND, RESERVE FUND, RENEWAL AND -----------------------
--------------------REPLACEMENT FUND, AND INSURANCE FUND -----------------------

--- SECTION 501. CREATION OF BOND FUND. A special fund is hereby created and designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Bond Fund". The moneys in the Bond Fund shall be held by the Trustee in trust and applied as hereinafter provided and, pending such application, shall be subject to a lien and charge in favor, and for the further security, of the Holders, until paid out or transferred as herein provided. ----

--- SECTION 502. PAYMENTS INTO BOND FUND. --------------------------------------

------ (A) There shall be deposited to the credit of the Bond Fund:-------------

(i) accrued interest, if any, on the Bonds paid by the purchasers thereof; -----

(ii) all amount paid pursuant to Section 4.01, 8.01 and 8.02 of the Loan Agreement; (iii) any amount in the Project Fund to be transferred to the Bond Fund in accordance with the provisions of Section 406; (iv) all amounts derived from the Related Documents, which are due and payable to the Trustee thereunder; and (iv) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement or otherwise which are permitted or required, or are accompanied by directions from the Borrower or the Authority that such moneys are to be paid into the Bond Fund. ----------------------------

------ (B) The Trustee shall establish a separate account or subaccount within the Bond Fund corresponding to the source of moneys specified in

Section 502 for each deposit made into the Bond Fund so that the Trustee may at all times ascertain the source and date of deposit of the funds in each such account or subaccount. The Bond Fund and its accounts and sub- accounts shall be held separate and apart from each other and from all funds, accounts and subaccounts created by or pursuant to this Trust Agreement. Amounts on deposit on said accounts or subaccounts shall not be commingled with each other or with any other fund, account or subaccount created by or pursuant to the provisions of this Trust Agreement. -------------------------------------------------------

------ (C) The Trustee is authorized to receive at any time payments from the Borrower pursuant to the Loan Agreement or otherwise for deposit in the Bond Fund. --------------------------------------------------------------------------

--- SECTION 503. USE OF MONEYS IN BOND FUND. -----------------------------------

------ (A) Except as otherwise provided in this Trust Agreement, moneys in the Bond Fund shall be used solely for the payment of the principal (whether at maturity or upon acceleration or redemption or otherwise) of and premium, if any, and interest on the Bonds. On each Interest Payment Date and on each Principal Payment Date, the Trustee shall withdraw from the Bond Fund sufficient moneys and pay the amounts due and payable to the Bondholders pursuant to this Trust Agreement. ---------------------------------------------------------------

------ (B) Any provision herein to the contrary notwithstanding, no payment of the principal of and premium, if any, and interest on Bonds held by or on behalf of the Borrower or any Affiliate shall be made by the Trustee. -----------------

--- SECTION 504. MONEYS WITHDRAWN FROM BOND FUND. (A) All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside for the purpose of paying any of the Bonds, either at the maturity thereof or upon call for redemption or otherwise shall be held in the trust for the respective Holder of such Bonds.

------ (B) Any moneys which shall be withdrawn or set aside under this Section and which shall remain unclaimed by such Holder for a period of two years after the date on which such Bond shall have become due and payable or deemed tendered for purchase may, upon the request of the Borrower, be paid to the Borrower or to such officer, board or body as may then be entitled by law to receive the same. Thereafter the Holders of such Bonds shall look only to the Borrower or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Authority and the Trustee shall have no responsibility with respect to such moneys. Until paid as aforesaid, any moneys so withdrawn or set aside shall be invested as the Trustee and the Borrower may agree. ----------------------------

--- SECTION 505. CREATION OF RESERVE FUND. A special fund is hereby created and designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Reserve Fund". The moneys in the Reserve Fund shall be held by the Trustee in trust for the benefit of the Bondholders, and applied as hereinafter provided.-----------------------------------------------------------------------

--- SECTION 506. PAYMENTS INTO RESERVE FUND. -----------------------------------

----(A) There shall be deposited to the credit of the Reserve Fund: (i) the amount required to be deposited pursuant to Section 208; and (ii) all amounts paid by the Borrower pursuant to Section 4.01(b) (ii) of the Loan Agreement and
Section 508; -------------------------------------------------------------------

----(B) The Trustee shall establish a separate account or subaccount within the Reserve Fund corresponding to each source of the moneys specified in this
Section 506 for each deposit made into the Reserve Fund so that the Trustee may at all times ascertain the source and date of deposits of the funds in each account or subaccount.----------------------------------------------------------

----(C) The Trustee is authorized to receive at any time payments from the


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



Borrower pursuant to the Loan Agreement or otherwise for deposit in the Reserve Fund. --------------------------------------------------------------------------

---- SECTION 507. APPLICATION OF MONEYS IN RESERVE FUND. (A) Except as provided in Subsection (B) of this Section, moneys held to the credit of the Reserve Fund shall be held in trust and applied by the Trustee and are charged with, the payments provided in Section 503 (A) to the extent moneys held to the credit of the Bond Fund are insufficient for the purposes established therein, provided that moneys to the credit of the Reserve Fund shall not be applied to the payment of any redemption premium. ---------------------------------------------

----(B) The Trustee shall, on each Payment Date, withdraw from the Reserve Fund sufficient moneys and pay the amounts due and payable to the Bondholders, as provided in this Trust Agreement, to the extent moneys held to the credit of the Bond Fund are insufficient therefor.--------------------------------------------

----(C) Upon Payment of the Bonds and payment of all of the Borrower's obligations under this Trust Agreement and the Related Documents, any moneys to the credit of the Reserve Fund shall be promptly delivered to the Borrower. ----

--- SECTION 508. RESERVE FUND MAINTENANCE OF MARGIN, OVERAGE OR DEFICIENCY; NOTICE TO BORROWER.-------------------------------------------------------------

----(A) The sum of the Fair Market Value of the Investment Obligations and the moneys held to the credit of the Reserve Fund will, at all times, be at least equal to the Reserve Fund Amount.-----------------------------------------------

--(B) Commencing [           ( )], nineteen ninety nine (1999), and on each
[              ( )] thereafter, the Trustee will determine the Fair Market Value of the Investment Obligations then held to the credit of the Reserve Fund. -----

----(C) The Trustee on the Business Day immediately succeeding each such
[               ( )] shall: (i) if the moneys deposited, and the Fair


                                      -43-



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



Market Value of the Investment Obligations held to the credit of the Reserve Fund shall be less than the Reserve Fund Amount, give notice thereof to the Borrower and the Rating Agency, specifying therein the amount of the deficiency; or (ii) if the moneys held to the credit of the Reserve Fund is in excess of the Reserve Fund Amount, give notice thereof to the Borrower and transfer such excess amount to the Bond Fund.-------------------------------------------------

----(D) The Trustee on the Business Day immediately succeeding each Payment Date, if the moneys deposited to the credit of the Reserve Fund shall be less than the Reserve Fund Amount as a result of moneys withdrawn from the Reserve Fund, shall give notice thereof to the Borrower and the Rating Agency, specifying therein the amount of deficiency.------------------------------------

--- SECTION 509. CREATION OF RENEWAL AND REPLACEMENT FUND. A special fund is hereby created and designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Renewal and Replacement Fund". The moneys in the Renewal and Replacement Fund shall be held by the Trustee in trust for the benefit of the Bondholders, and applied as hereinafter provided. ---------------

--- SECTION 510. PAYMENTS INTO RENEWAL AND REPLACEMENT FUND. -- There shall be deposited to the credit of the Renewal and Replacement Fund all amounts paid by the Borrower pursuant to Section 4.01(b) (iii), (iv) and (v) of the Loan Agreement. ---------------------------------------------------------------------

--- SECTION 511. APPLICATION OF MONEYS IN RENEWAL AND REPLACEMENT FUND. Moneys held to the credit of the Renewal and Replacement Fund shall be held in trust and applied by the Trustee and are charged with, the payment of repair, renewal and replacement of furniture, fixture, equipment and maintenance for the Project; and moneys to the credit thereof shall be paid by the Trustee to the Borrower no later than two Business Days after the presentation of a letter signed by the Authorized Borrower

Representative certifying the invoices therefor and the amount to be disbursed.

--- SECTION 512. RENEWAL AND REPLACEMENT FUND MAINTENANCE OF MARGIN, OVERAGE OR DEFICIENCY; NOTICE TO BORROWER. Commencing on the Interest Payment Date immediately succeeding the Interest Payment Date in which amounts deposited to the credit of the Renewal and Replacement Fund aggregate the Renewal and Replacement Fund Amount, and on each Principal Payment Date thereafter, the Trustee will determine the Fair Market Value of the Investment Obligations then held to the credit of the Renewal and Replacement Fund. The Trustee on the Business Day immediately succeeding each such determination date shall: (i) if the moneys deposited, and the Fair Market Value of the Investment Obligations held to the credit of the Renewal and Replacement Fund shall be less than the Renewal and Replacement Fund Amount due to a decrease in such Fair Market Value, give notice thereof to the Borrower and the Rating Agency, specifying therein the amount of the deficiency; or (ii) if the moneys held to the credit of the Renewal and Replacement Fund is in excess of the Renewal and Replacement Fund Amount, give notice thereof to the Borrower and transfer such excess amount to the Bond Fund.------------------------------------------------------------------

--- SECTION 513. CREATION OF INSURANCE FUND. A special fund is hereby created and designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Insurance Fund". The moneys in the Insurance Fund shall be held by the Trustee in trust for the benefit of the Bondholders, and applied as hereinafter provided.-----------------------------------------------------------------------

---- SECTION 514. PAYMENTS INTO INSURANCE FUND. --------------------------------

--------(A) There shall be deposited to the credit of the Insurance Fund all amounts paid by the Borrower pursuant to Section 5.21 (i) of the Loan Agreement and Section 516. ---------------------------------------------------------------


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

------ SECTION 515. APPLICATION OF MONEYS IN INSURANCE FUND. (A) Moneys held to the credit of the Insurance Fund shall be held in trust and applied by the Trustee and are charged with, the payment of (i) the payments provided in
Section 503 (A) to the extent moneys held to the credit of the Bond Fund and the Reserve Fund are insufficient for the purposes established therein, provided that moneys to the credit of the Insurance Fund shall not be applied to the payment of any redemption premium; (ii) the repair, renewal and replacement of furniture, fixture, equipment and maintenance for the Project to the extent that moneys held to the credit of the Renewal and Replacement Fund are insufficient for such purposes (in which case, moneys to the credit of the Insurance Fund shall be paid by the Trustee to the Borrower no later than two Business Days after the presentation of a letter signed by the Authorized Borrower Representative certifying the invoices therefor and the amount to be disbursed), and (iii) for the Restoration (as defined in the Loan Agreement) (in which case, moneys held to the credit of the Insurance Fund shall be disbursed in accordance with the provisions of 404 (A). ------------------------------------------------

--- (B) Moneys to the credit of the Insurance Fund shall be paid by the Trustee to the Borrower, no later than two (2) Business Days after the presentation of a certificate executed by the Insurance Consultant evidencing that the Borrower is in full compliance with the provisions of Section 5.21 of the Loan Agreement.----------------------------------------------------------------------

--- SECTION 516. INSURANCE FUND MAINTENANCE OF MARGIN, OVERAGE OR DEFICIENCY; NOTICE TO BORROWER.-------------------------------------------------------------

----(A) The sum of the Fair Market Value of the Investment Obligations and the moneys held to the credit of the Insurance Fund will at all times after the amounts deposited to the credit thereof aggregate the principal amount of the Bonds then Outstanding, be at least equal to the principal amount of the


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

Bonds Outstanding on any date of computation provided for in this Section 516.----------------------------------------------------------------------------

----(B) Commencing on the Interest Payment Date immediately succeeding the date the amounts deposited to the credit of the Insurance Fund aggregate the principal amount of the Bonds then Outstanding, and on each Principal Payment Date thereafter, the Trustee will determine the Fair Market Value of the Investment Obligations then held to the credit of the Insurance Fund. The Trustee on the Business Day immediately succeeding each such determination date shall: (i) if the moneys deposited, and the Fair Market Value of the Investment Obligations held to the credit of the Renewal and Replacement Fund shall be less than the aggregate principal amount of the Bonds then Outstanding, give notice thereof to the Borrower and the Rating Agency, specifying therein the amount of the deficiency; or (ii) if the moneys held to the credit of the Insurance Fund is in excess of such aggregate principal amount, give notice thereof to the Borrower and transfer such excess amount to the Bond Fund. ---------------------

----(C) Commencing on the Interest Payment Date immediately succeeding the date the amounts deposited to the credit of the Insurance Fund aggregate the principal amount of the Bonds then Outstanding, and thereafter on each Business Day immediately succeeding each date moneys to the credit of the Insurance Fund are disbursed in accordance with Section 515, if the moneys deposited to the credit of the Insurance Fund shall be less than the aggregate principal amount of the Bonds then Outstanding as a result of moneys withdrawn from the Insurance Fund, the Trustee shall give notice thereof to the Borrower and the Rating Agency, specifying therein the amount of deficiency. ---------------------------

--- SECTION 517. CANCELLATION OF BONDS UPON PAYMENT. All Bonds paid or redeemed, either at or before maturity shall be delivered to the Trustee for cancellation and shall be canceled. All Bonds canceled under any of the provisions of this Trust Agreement shall be held by the Trustee until such time as they are destroyed by the Trustee. The Trustee shall execute a certificate in triplicate describing the Bonds so destroyed, and an executed certificate shall be filed with each of the Authority and the Borrower and the other executed certificate shall be retained by the Trustee. ----------------------------------

--------------------------------- ARTICLES VI ----------------------------------

--------------- DEPOSITORIES OF MONEYS, SECURITY FOR DEPOSITS ------------------ -------------------------- AND INVESTMENTS OF FUNDS ----------------------------

--- SECTION 601. SECURITY FOR DEPOSITS. (A) All moneys deposited with the Trustee under the provisions of this Trust Agreement or the Loan Agreement shall be held in the trust and applied only in accordance with the provisions of this Trust Agreement and the Loan Agreement and shall not be subject to the lien or attachment by any creditor of the Authority or the Borrower. -------------------

------- (B) All moneys deposited with the Trustee under this Trust Agreement and the Loan Agreement in excess of the amount guaranteed by a Federal agency shall be continuously secured for the benefit of the Authority and the Bondholders either (i) by lodging with a bank or trust company approved by the Authority and the Trustee as custodian, or if then permitted by law, by setting aside under the control of the trust department of the bank holding such deposit, as collateral security, Government Obligations or, with the approval of the Trustee, other marketable securities eligible as security for the deposit of trust funds under regulations of the Comptroller of the Currency of the United States of America, or applicable Puerto Rico or state law or regulations, having a market value (exclusive of accrued interest) not less than the amount of such deposit, or (ii) if the furnishing of security as provided in clause (i) of this
Section is not permitted by applicable law, in such other manner as may then be required or permitted by applicable Puerto Rico, state or Federal laws and regulations regarding the security for, or granting a preference in the case of, the deposit of trust funds. Provided, however, that it shall not be necessary for the Trustee to give security for any moneys which shall be represented by the investments purchased under the provisions of this Article as an investment of such moneys. -------------------------------------------------------------------

--- SECTION 602. INVESTMENT OF MONEYS. (A) Moneys held for the credit of all funds and accounts established hereunder, except as provided in Article XIII hereof, at the direction of an Authorized Borrower Representative shall be invested and reinvested by the Trustee in Investment Obligations the income on which constitutes income from sources within Puerto Rico under the Code, selected by the Borrower, that mature or are subject to redemption (at the option of the holder thereof) not later than the respective dates when moneys held to the credit of such fund or account will be required for the purposes intended and, in the case of the Insurance Fund, in short term obligations. ----

------ (B) Obligations purchased as an investment of moneys in any funds, account or subaccount shall be deemed at all times to be part thereof and any interest accruing and any profit realized therefrom shall be credited, and any loss resulting from such investment shall be charged to such fund, account or subaccount. Neither the Trustee nor the Authority shall be liable or responsible for any loss resulting from any such investment. -------------------------------

--------------------------------- ARTICLE VII ----------------------------------

-------------------- PARTICULAR COVENANTS AND PROVISIONS -----------------------

--- SECTION 701. COVENANT TO PAY BONDS; BONDS LIMITED
OBLIGATIONS OF AUTHORITY. (A) The Authority covenants that it will cause to be paid promptly principal of, interest and all other amounts payable on every Bond on the dates and in the manner provided herein and in said Bond, according to the true intent and meaning thereof; provided, however, that any amount in the Bond Fund available for any payment of principal of or interest and all other amounts payable on the Bonds shall be credited against any amount required to be caused by the Authority so to be paid. Except as in this Trust Agreement otherwise provided, such principal amount, interest and other amounts are payable solely from the payments required to be made by the Borrower under
Section 4.01 of the Loan Agreement and any other revenues and funds derived under the Loan Agreement, this Trust Agreement and the other Related Documents to the extent provided in this Trust Agreement, which payments under the Loan Agreement, revenues and funds to the extent provided in this Trust Agreement are hereby charged with the payment thereof in the manner and to the extent hereinabove particularly specified. --------------------------------------------

----- (B) The Bonds and the interest and other amounts payable thereon, shall not constitute an indebtedness of either Puerto Rico or any of its political subdivisions, other than the Authority. The Bonds shall be payable solely from the revenues and proceeds provided therefor, and the Authority is not obligated to pay the Bonds or the interest thereon except from such revenues and proceeds or other amounts and neither Puerto Rico nor any of such political subdivisions, other than the Authority, shall be liable thereon. -----------------------------

--- SECTION 702. COVENANT TO PERFORM OBLIGATIONS UNDER THIS TRUST AGREEMENT AND THE RELATED DOCUMENTS. The Authority represents, warrants, and covenants that:
(i) it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions on its part to be observed or performed contained in this Trust Agreement, in the Bonds, in all proceedings of the Authority pertaining thereto and filed with the Trustee and in the Related Documents to which it is a party; (ii) is it duly authorized under the laws of Puerto Rico, including particularly and without limitation the Act, to issue the Bonds and to enter into this Trust Agreement and the Related Documents to which it is a party, to assign the payments and other funds derived from the Related Documents and otherwise in the manner and to the extent herein set forth; (iii) all action on its part for the issuance of the Bonds, the execution and delivery of this Trust Agreement and the Related Documents to which it is a party and the Grant of the payments and other funds as provided herein has been duly and effectively taken; and (iv) each Bond in the hands of the owners thereof is and will be a valid and enforceable obligation of the Authority according to the tenor and import thereof. ---------------------------

--- SECTION 703. COVENANTS TO PERFORM FURTHER ACTS. The Authority covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such agreements supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require to Grant the Trust Estate in trust to the Trustee. --------------------------------------

--- SECTION 704. TRUSTEE MAY ENFORCE AUTHORITY'S RIGHTS UNDER THE RELATED DOCUMENTS. The Trustee, subject to the provisions of the Loan Agreement and this Trust Agreement reserving certain rights to the Authority and respecting actions by the Trustee in its name or in the name of the Authority, may enforce all rights of the Authority and all obligations of the Borrower under and pursuant to the Related Documents to which the Authority is a party and on behalf of the Bondholders whether or not the Authority is in default hereunder. --------------

--------------------------------- ARTICLE VIII ---------------------------------

----------------------------- DEFAULT AND REMEDIES -----------------------------

--- SECTION 801. EXTENSION OF INTEREST PAYMENT DATES. In any case the time for the payment of the interest on any Bond shall be extended, whether or not such extension be by or with the consent of the Authority, such interest shall not be entitled in case of default hereunder to the benefit of this Trust Agreement except subject to the prior payment in full of the aggregate principal amount and interest on all Outstanding Bonds, the time for the payment of which shall not have been extended. -----------------------------

--- SECTION 802. DEFAULTS. Each of the following events is hereby declared an "event of default": ------------------------------------------------------------

----- (a) payment of the principal amount or premium, if any, of the Bonds shall not be made when the same shall become due and payable; or ---------------------

----- (b) payment of any installment of interest on any of the Bonds shall not be made when the same shall become due and payable; or -------------------------

----- (c) an event of default under the Loan Agreement other than under clause
(a) of Section 7.01 thereof. ---------------------------------------------------

--- SECTION 803. ACCELERATION. (A) The Trustee (i) may, upon the happening and continuance of any event of default specified in clause (c) of Section 802, and
(ii) shall, at the direction of the Twenty-Five Percent Interest, or upon the happening of any other event of default specified in Section 802, by notice to the Authority, declare the principal amount of the Bonds (if not then due and payable) to be due and payable immediately after the date of receipt of such notice, and upon such declaration the same shall become and be due and payable immediately after the date of such notice anything contained in the Bonds or in this Trust Agreement to the contrary notwithstanding. --------------------------

------ (B) Anything contained in Section 803(A) notwithstanding, other than in the case of a default specified in clause (a) of Section 802, if at any time after the principal of the Bonds shall have been so declared to be due and payable, and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under this Trust Agreement, sufficient moneys shall have accumulated in the Bond Fund to pay the principal of all matured Bonds and all arrears of interest, if any, upon all Bonds then Outstanding (except the principal of any Bonds not then due and payable by their terms and the interest accrued on such Bonds since the last Interest Payment
Date) and the charges, compensation, expenses, disbursements, advances and liabilities of the Trustee and all other amounts then payable by the Authority hereunder shall have been paid or a sum sufficient to pay the same shall have been deposited with the Trustee, and every other default known to the Trustee in the observance or performance of any covenant, condition, agreement or provision contained in the Bonds or in this Trust Agreement (other than a default in the payment of the principal of such Bonds then due and payable only because of a declaration under this Section 803) shall have been cured or waived as provided in Section 814, then and in every such case the Trustee, may, and upon the written direction of the Majority Interest, shall, by notice to the Authority, rescind and annul such declaration and its consequences, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon. ------------------------------------------------------

--- SECTION 804. ENFORCEMENT OF REMEDIES. (A) Upon the happening and continuance of any event of default specified in Section 802, then and in every such case the Trustee, may, and upon the direction of the Twenty-Five Percent Interest shall proceed, subject to the provisions of Section 902, to protect and enforce its rights and the rights of the Bondholders under applicable laws, this Trust Agreement and the Related Documents by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights. ------------------

------ (B) In the enforcement of any remedy under this Trust Agreement, the Trustee in its own name and as Trustee of an express trust, shall be entitled to sue for, enforce payment of and recover judgment for, any and all amounts then or after any default becoming, and at any time remaining, due from the Authority and unpaid for principal, premium, if any, and interest or otherwise under any of the provisions of this Trust Agreement or of the Bonds, with interest on overdue payments of principal and interest at the Interest Rate together with any and all costs and expenses of collection and of all proceedings hereunder and under the Bonds, without prejudice to any other right or remedy of the Trustee, of the Bondholders, and to recover and enforce any judgment or decree against the Authority, but solely as provided herein and in the Bonds, for any portion of such amounts remaining unpaid, and interest, costs and expenses as above provided, and to collect (but solely from moneys in the Bond Fund and any other moneys available for such purpose), in any manner provided by law, the moneys adjudged or decreed to be payable. --------------------------------------

--- SECTION 805. TRUSTEE MAY FILE CLAIM IN BANKRUPTCY. (A) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Authority or the Borrower or to the property of the Authority or the Borrower or the creditors of either of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable or the Trustee shall have made any demand on the Borrower for the payments equal to overdue principal), shall be entitled and empowered, by intervention in such proceeding or otherwise: ----------------------------------

------- (i) to file and prove a claim for the whole amount of principal amount and any premium or interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceedings; and --

------- (ii) to collect and receive any moneys or other property payable or delivered on any such claims and to distribute the same. -----------------------

------ (B) Any receiver, custodian, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 902. ----------

------ (C) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, or to authorize the Bonds or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding. -----------------------------------------------------------

--- SECTION 806. PRO RATA APPLICATION OF FUNDS. (A) Anything in this Trust Agreement to the contrary notwithstanding, if at any time the moneys in the Bond Fund shall not be sufficient to pay the principal of or interest on the Bonds as the same shall become due and payable, such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this

Article or otherwise, shall be applied, following the satisfaction of any payments due to the Trustee under the provisions of Sections 902 and 906, as follows: -----------------------------------------------------------------------

------- (i) if the principal of all the Bonds shall not have become due and payable or shall not have been declared due and payable, all such moneys shall be applied to the payment of all installments of interest then due and payable in the order in which such installments become due and payable, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment of such installments, ratably, according to the amounts due on such installment, without any discrimination or preference; -----

------- (ii) if the principal of all the Bonds shall have become due and payable or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal, interest and premium, if any, then due upon the Bonds, without preference or priority of principal over interest or premium or of interest or premium over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, interest and premium, if any, to the Persons entitled thereto without any discrimination or privilege; and ----------------------------------------------------------------------------

------- (iii) if the principal of all the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 803, then, subject to the provisions of
(ii) above in the event that the principal of all the Bonds shall later become due and payable or be declared due and payable, the moneys remaining in and thereafter accruing to the Bond Fund shall be applied in accordance with the provisions of (i) above. -------------------------------------------------------

----- (B) Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. The setting aside of such moneys in trust for the proper purpose shall constitute proper application by the Trustee. The Trustee shall incur no liability whatsoever to the Authority, to any Bondholder or to any other Person for any delay in applying any such moneys, so long as the Trustee acts with reasonable diligence, having due regard to the circumstances, and ultimately applies the same in accordance with the then applicable provisions of this Trust Agreement. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the principal amount to be paid on such date shall cease to accrue. The Trustee shall give notice as it may deem appropriate of the fixing of any such date, and shall not be required to make payment to the Holder of any Bond until such Bond shall be surrendered to the Trustee for appropriate endorsement, or for cancellation if fully paid. ----------------------------------------------------

----- (C) The provisions of subsection (A) and (B) of this Section are in all respects subject to the provisions of Section 801. -----------------------------

--- SECTION 807. EFFECT OF DISCONTINUANCE OF PROCEEDINGS. In case any proceeding taken by the Trustee on account of any default shall have been discontinued or abandoned for any reason, then, and in every such case, the Authority, the Trustee, the Borrower, and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no proceeding had been taken.

--- SECTION 808. MAJORITY INTEREST MAY CONTROL PROCEEDINGS. Anything in this Trust Agreement to the contrary notwithstanding, the Majority Interest shall have the right, subject to the provisions of Sections 902 and 906, by an instrument or concurrent instruments executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings to be taken by the Trustee hereunder or exercising any trust or power conferred upon the Trustee, provided that (i) such direction shall not be otherwise than in accordance with law and the provisions of this Trust Agreement, and (ii) subject to the provisions of Sections 902 and 906, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. ---------------------------------------------------------------------

--- SECTION 809. RESTRICTIONS UPON ACTIONS BY INDIVIDUAL BONDHOLDER. Except as to indemnity provided in Section 5.10 of the Loan Agreement, no Bondholder shall have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust hereunder or for any other remedy hereunder unless: (i) he previously shall have given to the Trustee notice of the event of default on account of which such suit, action or proceeding is to be instituted, (ii) the Twenty-Five Percent Interest shall have requested the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity, either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its or their name, (iii) there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall have refused or neglected to comply with such request within a reasonable time. Such notification, request and offer of indemnity are declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Trust Agreement or to any other remedy hereunder. Except as otherwise above provided, it is understood and intended that: (i) no one or more Holders shall have any right in any manner whatever by his or their action to affect, disturb or prejudice any rights under this Trust Agreement, or to enforce any right hereunder except in the manner provided herein, (ii) all suits, actions and proceedings shall be instituted, had and maintained in the manner herein provided and for the benefit of all Bondholders, and (iii) any individual right of action or other right given to one or more Bondholders by law is restricted by this Trust Agreement to the rights and remedies herein provided. -------------------------------------------

--- SECTION 810. RECEIVER. Upon the occurrence of an event of default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Trust Agreement, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the payments under the Related Documents pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amount payable shall be deemed sufficient ultimately to satisfy the amounts due and payable on the Outstanding Bonds. ------------------

--- SECTION 811. ACTIONS BY TRUSTEE. All rights of action and claims under this Trust Agreement or under any of the Bonds, enforceable by the Trustee, may be prosecuted and enforced by the Trustee or the Bondholders without the possession of any of the Bonds or the production thereof in the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all of the Bondholders subject to the provisions of this Trust Agreement. -----------------------------

--- SECTION 812. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee or the Bondholders is intended to be exclusive of


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any other remedy or remedies herein provided, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or by law. -----------------------------------------------------------

--- SECTION 813. NO DELAY OR OMISSION CONSTRUED TO BE A WAIVER. No delay or omission of the Trustee or any Bondholder to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. Every power and remedy given by this Trust Agreement to the Trustee and the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient. -------------------------------------------------------

--- SECTION 814. WAIVER OF PAST DEFAULTS. The Majority Interest may on behalf of all the Holders waive any past default hereunder and its consequences except a default: (i) in the payment of principal of, premium, if any, and interest on any Bonds; or (ii) in respect of a covenant or provision hereof which under
Article XI hereof cannot be amended or modified without the consent of each Bondholder affected. Upon such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. ------------

--- SECTION 815. NOTICE OF DEFAULT. The Trustee shall give notice to the Bondholders of the occurrence of any Event of Default set forth in Section 802 within 30 days after the Trustee shall have notice, pursuant to the provisions of Section 908, that any such event of default shall have occurred, unless such default shall have been cured or waived. Anything herein to the contrary notwithstanding, in the case of an event of default specified in Section 802 arising out of a default specified in clause (c) of Section 7.01 of the Loan Agreement, the Trustee shall be protected in


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withholding such notice if and so long as the board of directors or a designated committee of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to give any such notice. ---------------------------------------

--- SECTION 816. NOTICE OF ACCELERATION. The Trustee, promptly after any declaration under Section 803(A), shall give notice thereof to all Bondholders. Failure to give such notice, or any defect in any notice as given, shall not affect the proceedings for such declaration. -----------------------------------

--------------------------------- ARTICLE IX -----------------------------------

--------------------------- CONCERNING THE TRUSTEE -----------------------------

--- SECTION 901. ACCEPTANCE OF TRUSTS. The Trustee accepts and agrees to execute the trusts imposed upon it by this Trust Agreement for the benefit of the Bondholders, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Trust Agreement. The Trustee also accepts, and agrees to do and perform, the duties and obligations imposed upon it by and under the Related Documents, but only upon the terms and conditions set forth therein and herein. ------------------------------------------------------------

--- SECTION 902. TRUSTEE ENTITLED TO INDEMNITY. With the exception of its obligations under Section 803 (A) (ii), the Trustee shall be under no obligation to institute any suit, or to take any remedial proceedings under this Trust Agreement or the Related Documents, or to enter any appearance in or in any way defend against any suit, in which it may be made a defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder or under the Loan Agreement until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability. The Trustee may, nevertheless,


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



begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without prior indemnity, and in such case the Trustee shall be entitled to be reimbursed and indemnified, under
Section 4.06 of the Loan Agreement. If the Borrower shall fail to make such reimbursement or indemnification, the Trustee may reimburse or indemnify itself from any moneys in its possession under the provisions of this Trust Agreement, except from moneys held in trust for the benefit of the Bondholders, and shall be entitled to a preference over any of the Bonds. -----------------------------

--- SECTION 903. TRUSTEE NOT RESPONSIBLE FOR INSURANCE, TAXES OR EXECUTION OF THIS TRUST AGREEMENT. The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee makes no representation and shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Trust Agreement or the Loan Agreement by the Authority or, except as to the authentication thereof, in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself shall be done or performed, and the Trustee shall be under no obligation for failure to see that any such duties or covenants are so done or performed. ----------------------------------

--- SECTION 904. TRUSTEE NOT RESPONSIBLE FOR ACTS OF THE AUTHORITY OR APPLICATION OF MONEYS APPLIED IN ACCORDANCE WITH THIS TRUST AGREEMENT. The Trustee shall not be liable or responsible because of the


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



failure of the Authority or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Authority or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depositary in which such moneys shall have been deposited under the provisions of this Trust Agreement. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder, if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Trust Agreement. The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents. -------------------------------------

--- SECTION 905. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. (A) Except during the continuance of an event of default specified in Section 802: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Related Documents, and no implied covenants or obligations shall be read into this Trust Agreement or the Loan Agreement against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement and the Related Documents. -------------------------------------------

----- (B) In case an event of default specified in Section 802 of this Trust Agreement has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. ---------------------

----- (C) None of the provisions of this Trust Agreement shall be construed


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



to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this subsection shall not be construed to limit the effect of Section 905(A), (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the corporate trust department of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Interest relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of this Trust Agreement; and (iv) no provision of this Trust Agreement or the Related Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. ----------------------------------

----- (D) Except as otherwise above provided in this Section: (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, waiver, affidavit, requisition or other paper or document believed by it to be genuine and to have been adopted, signed or presented by the proper board or Person or to have been prepared and furnished pursuant to this Trust Agreement or the Related Documents; (ii) whenever in the administration of this Trust Agreement, prior to the occurrence of an event of default specified in Section 802, the Trustee shall deem it desirable that a matter be proved or established prior to taking or


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



suffering any action hereunder, such matters (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Authorized Borrower Representative and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Trust Agreement or the Related Documents upon the faith thereof; (iii) the Trustee may consult with counsel, accountant, engineer and other experts and the written advice of such expert, believed by the Trustee to be qualified in relation to the subject matter, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney; provided, however, that the aforesaid right of examination shall be exercised only upon such reasonable and necessary terms and conditions as the Borrower shall prescribe, which conditions shall be deemed to include, but not be limited to, reasonable notice and those conditions necessary to protect the Borrower's trade secrets and proprietary rights; and (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney appointed with due care by it hereunder. ---------------------------------------------------------------------


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------ (E) Whether or not therein expressly so provided, every provision of this
Trust Agreement and the Related Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. ----------------------------------------------------

--- SECTION 906. COMPENSATION. The Authority shall cause the Borrower to pay to the Trustee its reasonable fees and expenses in accordance with Section 4.05 of the Loan Agreement. Upon the occurrence of an event of default under Section 802, if the Borrower shall fail to make any payment required by this Section, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Trust Agreement and from moneys held in trust for the benefit of the Bondholders, and shall be entitled to a preference therefor over any Outstanding Bonds. ---------------------------

--- SECTION 907. STATEMENT OF FUNDS ON DEPOSIT. (A) It shall be the duty of the Trustee, on or before the fifteenth day after each Principal Payment Date, to file with the Authority and the Borrower a statement setting forth in respect of the preceding Principal Payment Period: ----------------------------------------

------- (i) the amount withdrawn or transferred by it and the amount deposited with it on account of each fund and account held by it under the provisions of this Trust Agreement; ----------------------------------------------------------

------- (ii) a brief description of all the Investment Obligations held by it as an investment of moneys in each such fund and account; -------------------------

------- (iii) the amount applied to the payment of principal amount of Bonds; --

------- (iv) the amount applied to the payment of interest on the Bonds and the applicable Interest Rate; and --------------------------------------------------

------- (v) any other information which the Authority or the Borrower may reasonably request. ------------------------------------------------------------


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------ (B) All records and files pertaining to the Project and the trusts hereunder in the custody of the Trustee shall be open at all reasonable times to the inspection of the Authority and the Borrower and their agents and representatives. ---------------------------------------------------------------

--- SECTION 908. NOTICE OF DEFAULT. The Trustee shall not be obliged to take notice or be deemed to have notice of any event of default under clause (c) of
Section 802, unless specifically notified of such event of default by the Twenty-Five Percent Interest. --------------------------------------------------

--- SECTION 909. TRUSTEE MAY BE BONDHOLDER. The Trustee and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds, and may join in the capacity of Bondholder in any action which any Bondholder may be entitled to take with like effect as if it were not the Trustee, may engage, as principal or agent, or be interested in any financial or other transaction with the Authority or the Borrower, or may maintain any and all other general banking and business relations with the Authority or the Borrower, with like effect and in the same manner as if the Trustee were not a party to this Trust Agreement, and may act as depository, trustee or agent for any committee or body of Bondholders or other obligations of the Authority with like effect and in the same manner as if the Trustee were not a party to this Trust Agreement; and no implied covenant shall be read into this Trust Agreement against the Trustee in respect of such matters. --------------------------------

--- SECTION 910. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals, statements and representations contained herein and in the Bonds (excluding the Trustee's certificates of authentication on the Bonds) shall be taken and construed as made by and on the part of the Authority and not by the Trustee, and the Trustee shall not be under any responsibility for the correctness of the same. ---------


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



--- SECTION 911. TRUSTEE NOT RESPONSIBLE FOR RECORDING. The Trustee shall not be under any obligation to see to the recording or filing of this Trust Agreement, the Related Documents or any other instrument or otherwise to the giving to any Person of notice of the provisions hereof or thereof. --------------------------

--- SECTION 912. QUALIFICATION OF THE TRUSTEE. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the Federal laws, or the laws of any state thereof, or of Puerto Rico, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least FIFTY MILLION DOLLARS ($50,000,000), subject to supervision or examination by Federal, Puerto Rico or state authority, and having its principal trust office in Puerto Rico or in one of the states of the United Stated of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus and the reported deposits of such corporation shall be deemed to be its combined capital and surplus and reported deposits, respectively, as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 913 hereof. ------------------------------------

--- SECTION 913. RESIGNATION AND REMOVAL OF TRUSTEE. (A) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 914. -------------------------------------------

----- (B) The Trustee may resign at any time by giving notice thereof to the Authority and the Borrower. If an instrument of acceptance by a successor


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



Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. ----

----- (C) The Trustee may be removed at any time by demand given to the Trustee, the Authority and the Borrower by the Majority Interest. -----------------------

----- (D) If at any time: (i) the Trustee shall cease to be eligible under
Section 912 hereof and shall fail to resign after request therefor by the Borrower or by any Bondholder who shall have been a bona fide Bondholder for at least six months, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Authority or the Borrower may remove the Trustee, or subject to Section 902, any Bondholder who has been a bona fide Bondholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. -----------------------------------------------------------------------

----- (E) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Authority, with the approval of the Borrower, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an instrument or concurrent instruments executed by the Majority Interest delivered to the Authority, the Borrower, and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Authority and approved


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



by the Borrower. If no successor Trustee shall have been so appointed by the Authority and approved by the Borrower, and accepted its appointment in the manner hereinafter provided, any Bondholder who shall have been a bona fide Bondholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. --------------------------------------------

----- (F) The Authority shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Bondholders. Each notice shall include the name and address of the corporate trust office of the successor Trustee. ---------------------------------------------------------

--- SECTION 914. SUCCESSOR TRUSTEE. (A) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, to the Authority and the Borrower, an instrument accepting such appointment hereunder, and thereupon such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessors. The predecessor Trustee shall, nevertheless, on the request of its successor or of the Authority and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 906, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder. Every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 902 and 906. Should any instrument from the Authority be required by any successor Trustee for more fully and certainly vesting such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested the predecessor Trustee, any such instrument shall and will, on request, be


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executed, acknowledged and delivered by the Authority. -------------------------

----- (B) Notwithstanding any of the foregoing provisions of this Article, any bank, national association or trust company acting as Trustee may be converted, merged or consolidated, or to which the corporate trust business assets as a whole or substantially as a whole of such bank, national association or trust company may be sold, shall be deemed the successor of the Trustee. -------------

--- SECTION 915. MONEY HELD IN TRUST. Money held by the Trustee in trust under this Trust Agreement need not be segregated from other funds except to the extent required by law or by the express provisions hereof. Subject to the provisions of Section 602, the Trustee shall be under no liability for interest on any money received by it under this Trust Agreement except as otherwise agreed with the Authority or the Borrower. -------------------------------------

------------------------------------ ARTICLE X ---------------------------------

------------------- EXECUTION OF INSTRUMENTS BY BONDHOLDERS --------------------
----------------------- AND PROOF OF OWNERSHIP OF BONDS ------------------------

--- SECTION 1001. EXECUTION OF INSTRUMENTS. Any request, direction, consent or other instrument required or permitted by this Trust Agreement to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders or their legal representatives. ---------------------------------------------------------------

--- SECTION 1002. PROOF OF EXECUTION OF INSTRUMENT AND OF OWNERSHIP. Proof of the execution of any instrument mentioned in Section 1001 and of the ownership of Bonds shall be sufficient for any purpose of this Trust Agreement and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner: (i) the fact and date of the execution by and the authority of the Person executing any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take


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affidavits within such jurisdiction, to the effect that such instrument was subscribed to before him, or by an affidavit of a witness to such execution; and
(ii) the ownership of Bonds shall be proved by the Bond Register. Nothing contained in this Section shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of any Bondholder shall bind every future Holder of the same Bond or any Bond issued in place thereof in respect of anything done by the Trustee in pursuance of such request or consent. ------------------------------------------------------------

--- SECTION 1003. RECORD DATE. If the Authority shall solicit from the Holders any request, direction, consent or other instrument required or permitted by this Trust Agreement to be signed or executed by Bondholders, the Authority may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, direction, consent or other instrument, but the Authority shall have no obligation to do so. If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the Holders at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Outstanding Bonds shall be computed as of such record date. No such consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement no later than six months after the record date. -----------------------------------

----------------------------------- ARTICLE XI ---------------------------------

----------------- SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT ----------------

--- SECTION 1101. SUPPLEMENTS AND AMENDMENTS NOT REQUIRING


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BONDHOLDERS' CONSENT. The Authority and the Trustee may, without the consent or approval of, or notice to, any of the Bondholders, at any time and from time to time, enter into such supplements and amendments to this Trust Agreement, in form reasonably satisfactory to the Trustee, as shall not, in the reasonable opinion of the Trustee, be detrimental to the interest of the Bondholders (which supplements and amendments shall thereafter form a part hereof): (i) to cure any ambiguity or formal defect or omission, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement that shall not be inconsistent with the provisions of this Trust Agreement; or (ii) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee; or
(iii) to correct any description of, or to reflect changes in, any properties comprising the Project; or (iv) to add to the covenants of the Authority for the benefit of the Bondholders or to surrender any right or power herein conferred upon the Authority. ------------------------------------------------------------

--- SECTION 1102. SUPPLEMENTS AND AMENDMENTS REQUIRING CONSENT OF THE MAJORITY INTEREST. (A) With the consent of the Majority Interest, the Authority and the Trustee may, from time to time and at any time, enter into supplements and amendments to this Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of any supplement or amendment to this Trust Agreement or of modifying in any manner the rights of the Bondholders. Nothing herein contained shall permit, or be construed as permitting, without the consent of each Bondholder affected, (i) an extension of the time for the payment of principal of or interest on any


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



Bond; or (ii) a reduction in the principal amount of any Bond or the redemption premium, if any, or the Interest Rate; or (iii) the creation of any lien or security interest with respect to the Loan Agreement or the payments thereunder; or (iv) a preference or priority of any Bond or Bonds over any other Bond or Bonds; or (v) a reduction in the aggregate principal amount of the Bonds required for consent to such supplement or amendment or any waiver hereunder.---

----- (B) Nothing herein contained, however, shall be construed as making necessary the approval by Bondholders of the execution of any supplemental agreement as authorized in Section 1101. ---------------------------------------

----- (C) It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplement or amendment but it shall be sufficient if such consent shall approve the substance thereof. -----------------------------------------------------------------------

----- (D) If at any time the Authority shall request the Trustee to enter into any supplement or amendment to this Trust Agreement for any of the purposes of this Section, the Trustee shall, at the expense of the Authority, cause notice of the proposed execution of such supplement or amendment to be given to the Bondholders. Such notice shall briefly set forth the nature of the proposed supplement or amendment and shall state that copies thereof are on file at the Corporate Trust Office for inspection by the Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to give the notice required by this Section, and any such failure or any defect in such notice shall not affect the validity of such supplement or amendment when consented to as provided in this Section. ---------------------------------

----- (E) Whenever, at any time within one year after the date of the giving of such notice, the Authority shall deliver to the Trustee an instrument or

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



instruments in writing purporting to be executed by the Majority Interest, which instrument or instruments shall refer to the proposed supplement or amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon, but not otherwise, the Trustee may execute such supplement or amendment in substantially such form, without liability or responsibility to any Bondholder whether or not such Bondholder shall have consented thereto. -------------------------------------------------------------

----- (F) If the Majority Interest at the time of the execution of such supplement or amendments or any record date established in connection therewith pursuant to Article X shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such supplement or amendment, or to object to any of the terms and provisions contained therein or the operation thereof or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing the same or from taking any action pursuant to the provisions thereof. ------------------------------------------------------------

--- SECTION 1103. SUPPLEMENTS AND AMENDMENTS DEEMED PART OF TRUST AGREEMENT. The Trustee is authorized to join with the Authority in the execution of any supplement or amendment herein provided. Any supplement or amendment to this Trust Agreement executed in accordance with the provisions of this Article shall thereafter form a part of this Trust Agreement, and all of the terms and conditions contained in any such supplement or amendment as to any provision authorized to be contained therein shall be and shall be deemed to be part of the terms and conditions of this Trust Agreement for any and all purposes. Upon the execution of any supplement or amendment to this Trust Agreement pursuant to the provisions of this Article, this Trust Agreement shall be and be deemed to

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



be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Trust Agreement of the Authority, the Trustee and the Bondholders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. In case of the execution and delivery of any supplement or amendment, express reference may be made thereto in the text of any Bonds issued thereafter, if deemed necessary or desirable by the Trustee. -----------------------------------------

--- SECTION 1104. DISCRETION OF TRUSTEE IN ENTERING INTO SUPPLEMENTS AND AMENDMENTS. (A) In each and every case provided for in this Article, the Trustee shall not be obligated to execute any proposed supplement or amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Authority, the Borrower or to any Bondholder or to anyone whomsoever for its refusal in good faith to enter into any such supplement or amendment if such supplement or amendment is deemed by it to be contrary to the provisions of this Article. ----

----- (B) The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any counsel, as conclusive evidence that any such proposed supplement or amendment does or does not comply with the provisions of this Trust Agreement, and that it is or is not proper for it, under the provisions of this Article, to join in the execution of such supplement or amendment. ---------------------------------------------------------------------

--- SECTION 1105. CONSENT OF BORROWER REQUIRED. Anything in this Trust Agreement to the contrary notwithstanding, any amendment or supplement to this Trust Agreement shall not become effective unless and until the Borrower shall have consented thereto. -------------------------------------------------------------

--------------------------------- ARTICLE XII ----------------------------------

----------------------- SUPPLEMENTS AND AMENDMENTS TO --------------------------
---------------------------THE RELATED DOCUMENTS -------------------------------

--- SECTION 1201. SUPPLEMENTS AND AMENDMENTS TO RELATED DOCUMENTS NOT REQUIRING CONSENT. The Authority and the Borrower may enter into, and the Trustee may consent to, from time to time and at any time, such amendments and supplements to the Related Documents, in form reasonably satisfactory to the Trustee, as shall not be inconsistent with the terms and provisions thereof and, in the reasonable opinion of the Trustee, shall not be detrimental to the interests of the Bondholders (which supplements and amendments shall thereafter form a part thereof): (i) to make changes in the description of or identify more precisely the Project; or (ii) to cure any ambiguity or formal defect or omission in the Related Documents or in any supplement thereto; or (iii) to grant to or confer upon the Authority or the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon any of them; or (iv) to add to the covenants of the Borrower for the benefit of the Bondholders or to surrender any right or power therein conferred upon the Borrower. -------------------------------------------

--- SECTION 1202. SUPPLEMENTS AND AMENDMENTS TO RELATED DOCUMENTS REQUIRING CONSENT OF THE MAJORITY INTEREST. Except for supplements or amendments provided for in Section 1201, the Authority shall not enter into and the Trustee shall not consent to any supplements or amendments to the Related Documents unless notice of the proposed execution of such supplement or amendment shall have been given to, and the Majority Interest shall have consented to and approved the execution thereof, all as provided for in Section 1102. The Trustee shall be entitled to exercise its discretion in consenting or not consenting to any such supplement or amendment in the same manner as provided for in Section 1104 in the case of supplements and amendments to this Trust Agreement. ----------------

--- SECTION 1203. CONSENT OF TRUSTEE REQUIRED. Anything in this Trust

Agreement to the contrary notwithstanding, any supplement or amendment to the Related Documents shall not become effective unless and until the Trustee shall have consented thereto. --------------------------------------------------------

-------------------------------- ARTICLE XIII ----------------------------------

--------------- PAYMENT OF BONDS AND TERMINATION; DEFEASANCE -------------------

--- SECTION 1301. PAYMENT OF BONDS AND TERMINATION. If there is paid or caused to be paid from the Bond Fund in accordance with the provisions of Sections 503 and 504 to the Holders of all of the Outstanding Bonds the principal amount of, premium, if any, and interest which is and shall thereafter become due and payable thereon, together with all other sums payable hereunder by the Authority, then and in that case the rights, title and interest of the Trustee hereunder shall cease and terminate, and such Bonds shall cease to be entitled to any benefit under this Trust Agreement. In such event, the Trustee shall transfer and assign to the Borrower all property Granted to the Trustee hereunder and then held by the Trustee (including, without limitation, the Mortgages, Mortgage Notes, Assignment of Leases and Rents Agreement and Security Agreement, Assignment of Hotel Management Agreement and Security Agreement, Master Security Agreement, UCC Financing Statement and the UCC Fixtures Filing), and shall execute such documents as may be reasonably required by the Authority or the Borrower to evidence such transfer and assignment and shall promptly turn over to the Borrower any surplus in the Bond Fund and any balance remaining in the Project Fund, Reserve Fund, Renewal and Replacement Fund, and Insurance Fund. If the Authority shall pay or cause to be paid to the Holders of less than all of the Outstanding Bonds the principal amount of, premium, if any, and interest which is and shall thereafter become due and payable upon such Bonds, such Bonds or portions thereof, shall cease to be entitled to any benefit or security under this Trust Agreement. ----------------------------------------------------------

--- SECTION 1302. DEFEASANCE. (A) Any Outstanding Bond, or any portion thereof, shall be deemed to have been paid within the meaning and with the effect expressed in Section 1301 when the whole amount of the principal of, premium, if any, and interest on such Bond shall have been paid and the conditions set forth in clauses (iv) and (v) below shall have been satisfied or when (i) if such Bond or portion thereof shall have been selected for redemption in accordance with
Section 301, the Borrower shall have given to the Trustee irrevocable instructions to give in accordance with the provisions of Section 302 notice of redemption thereof; (ii) there shall be on deposit with the Trustee moneys or Defeasance Obligations, which shall not contain provisions permitting the redemption thereof other than at the option of the holder, the principal of and the interest on which when due and without any reinvestment thereof, will provide moneys which shall be sufficient to pay when due the principal of, and interest due and to become due on said Bond; (iii) in the event the Maturity Date of said Bond will not occur or said Bond is not to be redeemed within the next succeeding 60 days, the Borrower shall have given the Trustee irrevocable instructions to give notice, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 302, to the Holder of said Bond or portion thereof, stating that the deposit of such Moneys or Defeasance Obligations required by clause (ii) of this paragraph has been made with the Trustee and that said Bond is deemed to have been paid in accordance with this Section and stating such payment or redemption date or dates upon which moneys are to be available for the payment of the principal of and interest on said Bond; (iv) the Trustee shall have received an opinion of counsel, which counsel is experienced in bankruptcy matters, reasonably satisfactory to the Trustee and the Authority, to the effect that the payment to the Bondholder of the moneys described in clause (ii) of this paragraph would not constitute a transfer which may be avoided under any provision of the Federal Bankruptcy Code in the event of an Act of Bankruptcy; and (v) the Trustee shall have received an opinion of counsel experienced in tax matters under the Code, reasonably satisfactory to the Trustee and the Authority, to the effect that, assuming, if necessary, that the Borrower will continue to comply with the covenants contained in Section 5.10 (a) and (b) of the Loan Agreement, the deposit described in clause (ii) of this paragraph and the payments to be made to the Bondholders therefrom would not adversely affect the treatment of the interest received by the Bondholders as income from sources within Puerto Rico under the Code. -----------------------------------------------------------

----- (B) Neither the moneys nor the Defeasance Obligations deposited with the Trustee pursuant to this Section nor principal or interest payments on any such obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on said Bond. --

----- (C) If payment of less than all of the Bonds is to be provided for in the manner and with the effect described in this Article, the Trustee shall select such Bonds, or portions thereof, by such method as the Trustee shall deem fair and appropriate. ---------------------------------------------------------------

----- (D) If Bonds (or portions thereof) are deemed to have been paid in accordance with the provisions of this Article by reason of the deposit with the Trustee of moneys or Defeasance Obligations, no amendment to the provisions of this Section which would adversely affect the Holders of such Bonds (or portions thereof) shall be made without the consent of each Holder affected thereby. ----

---------------------------------- ARTICLE XIV ---------------------------------
--------------------------- MISCELLANEOUS PROVISIONS ---------------------------

--- SECTION 1401. COVENANTS OF AUTHORITY BIND ITS SUCCESSORS. ------------------

In the event of the dissolution of the Authority, all of the covenants, stipulations, obligations and agreements contained in this Trust Agreement by or on behalf of or for the benefit of the Authority shall bind or inure to the benefit of the successor or successors of the Authority from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law. --------------

--- SECTION 1402. NOTICES. (A) All notices, demands, directions, requests, consents or other instruments and communications authorized or required by this Trust Agreement to be requested from, given by or to, or filed with the Bondholders, the Authority, the Trustee, or the Borrower shall be in writing and shall be (i) mailed by first-class mail, registered or certified, return receipt requested, or express mail, postage prepaid, or private courier service, next day delivery, or sent by telex, telecopy or other similar form of rapid transmission confirmed by mailing (by first-class mail, registered or certified, or express mail, postage prepaid, or by private courier, next day delivery) confirmation at substantially the same time as such rapid transmission; or (ii) personally delivered to the receiving party or, if not an individual, to an officer of the receiving party. All such communications shall be mailed, sent or delivered addressed as follows: ------------------------------------------------

--- If to the Bondholder: To the address appearing in the registration books kept by the Trustee, -----------------------------------------------------------

--- If to the Authority: Puerto Rico Industrial, Tourist, Educational, ------ ------------------------ Medical and Environmental Facilities----------------
------------------------    Financing Authority---------------------------------
------------------------    c/o Government Development Bank for Puerto

------------------------    Rico, Minillas Government Center,-------------------
------------------------    De Diego Avenue and Baldorioty de-------------------
------------------------    Castro, Stop 22,  Santurce, Puerto Rico, 00911------
------------------------    Attention: Executive Director ----------------------
------------------------    Telephone  :   (787) 722-1425-----------------------
------------------------    Telefax    :   (787) 726-1440-----------------------
-- If to the Trustee:       Banco Santander Puerto Rico-------------------------
------------------------    Trust Department------------------------------------
------------------------    221 Ponce de Leon Avenue----------------------------
------------------------    Lobby-----------------------------------------------
------------------------    Hato Rey, Puerto Rico 00918-------------------------
------------------------    Attention: Executive Trust Officer------------------
------------------------    Telephone  :   (787) 250-5478-----------------------
------------------------    Telefax    :   (787) 250-5484-----------------------
-- If to the Borrower: El Conquistador Partnership L.P., S.E.-------------- ------------------------ c/o El Conquistador Resort & Country Club ----------
------------------------    1000 El Conquistador Avenue-------------------------
------------------------    Fajardo, P.R. 00913---------------------------------
------------------------    Attention  : President------------------------------
------------------------    Telephone  :   (787) 863-1000-----------------------
------------------------    Telefax    :   (787) 863-3200-----------------------
--- With copy to:-------    Shack & Siegel, P.C.--------------------------------
------------------------    530 Fifth Avenue------------------------------------
------------------------    New York, NY 10036 ---------------------------------
------------------------    Attention: Pamela E. Flaherty, Esq.  ---------------
------------------------    Telephone  :   (212) 782-0708-----------------------
------------------------    Telefax    :   (212) 730-1964-----------------------
--- and to: ------------    Patriot American Hospitality, Inc. -----------------

------------------------    1950 Stemmons Freeway, Suite 6001-------------------
------------------------    Dallas, TX 75207------------------------------------
------------------------    Attention : General Counsel-------------------------
------------------------    Telephone : (214) 863-1000--------------------------
------------------------    Telefax : (214) 863-1986----------------------------

----- (B) All documents received by the Trustee under the provisions of this Trust Agreement, or photographic copies thereof, shall be retained in its possession until this Trust Agreement shall be released in accordance with the provisions of the Trust Agreement, subject at all reasonable times to the inspection of the Authority, the Borrower and the Bondholders and the agents and representatives thereof. -------------------------------------------------------

----- (C) A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, or the Trustee shall also be concurrently given to each of the others. The Authority, the Trustee, and the Borrower may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. --------------------------------------------------

----- (D) All such notices and other communications shall be effective when received. ----------------------------------------------------------------------

--- SECTION 1403. SUBSTITUTE MAILING. In case, by reason of the suspension of regular mail service and private courier service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Bondholders when such notice is required to be given pursuant to any provision of this Trust Agreement, any manner of giving notice as shall be satisfactory to the Trustee and the Authority shall be deemed to be a sufficient giving of such notice. ---------------------------------------------------------

--- SECTION 1404. RIGHTS UNDER TRUST AGREEMENT.---------------------------------

Except as herein otherwise expressly provided, nothing in this Trust

Agreement expressed or implied is intended or shall be construed to confer upon any Person, other than the parties hereto, the Borrower, and the Bondholders and the Beneficial Owners any right, remedy or claim, legal or equitable, under or by reason of this Trust Agreement or any provision hereof. This Trust Agreement and all of its provisions is intended to be and is for the sole and exclusive benefit of the parties hereto, the Borrower and the Bondholders. ---------------

--- SECTION 1405. SEVERABILITY. In case any one or more of the provisions of this Trust Agreement or of the Bonds shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not effect any other provision of this Trust Agreement or of the Bonds, but this Trust Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in the Bonds or in this Trust Agreement shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Authority to the full extent permitted by law. ----------------

--- SECTION 1406. COVENANTS OF AUTHORITY NOT COVENANTS OF OFFICIALS INDIVIDUALLY. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, agent or employee of the Authority in his individual capacity, and neither the members of the Board nor any other officer of the Board of the Authority executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No member, officer, agent or employee of the Authority shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Trust Agreement. -----------

--- SECTION 1407. PUERTO RICO LAW GOVERNS. This Trust Agreement shall be governed by and construed in accordance with the laws of Puerto Rico. ----------

--- SECTION 1408. PAYMENTS DUE ON A NON-BUSINESS DAY. In any case where a Principal Payment Date or an Interest Payment Date shall not be a Business Day, then payment of principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect, and no interest on such payment shall accrue for the period after such date. ----------

--- SECTION 1409. HEADINGS NOT PART OF TRUST AGREEMENT. Any heading preceding the text of the Articles and Sections, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience or reference and shall not affect its meaning, construction or effect. ----------------------

--- SECTION 1410. TRUST AGREEMENT SUPERSEDES PRIOR AGREEMENT. This Trust Agreement supersedes any other prior agreement written or oral, between the parties hereto with respect to the Bonds. --------------------------------------

--- SECTION 1411. CONFLICTS If any provision of (i) the Trust Agreement, qualifies or conflicts with any provision in any of the Related Documents , the provision contained in the Trust Agreement shall control and (ii) if any provision of the Loan Agreement qualifies or conflicts with any provision in any of the Related Documents (except the Loan Agreement), the provision contained in the Loan Agreement shall control. This Section will not apply to provisions relative to the constitution of the documents or the remedies thereunder. ------

---------------------------------- ACCEPTANCE ----------------------------------

--- The appearing parties accept this Deed as drafted and confirm that the same has been drawn in accordance with their instructions. --------------------------

--- I, the Notary, hereby certify that the appearing parties read this Deed, and I advised the appearing parties of their right to have witnesses present at its execution, which right they waived, and that I advised them of the legal effect of this Deed; and they acknowledged that they understood the contents of this Deed and such legal effect, and thereupon they signed this Deed before me, affixing their initials to each and every page thereof. ------------------------

--- I further certify as to everything stated or contained herein. -------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--- I, the Notary, DO HEREBY ATTEST.--------------------------------------------

                                    EXHIBIT A

                               FORM OF SERIAL BOND

                                  1999 SERIES A

                               FRONT SIDE OF BOND

     UNDER EXISTING LAWS OF THE COMMONWEALTH OF PUERTO RICO INTEREST ON THIS BOND IS EXEMPT FROM INCOME TAX. SUCH INTEREST IS NOT EXEMPT FROM INCOME TAX UNDER THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); HOWEVER, SUCH INTEREST IS NOT SUBJECT TO INCOME TAX UNDER THE CODE IF RECEIVED BY ANY PERSON WHOSE INCOME FROM PUERTO RICO SOURCES IS NOT SUBJECT TO INCOME TAX UNDER THE CODE.

No. RA- ______                                            $_____________________

                            United States of America
                           Commonwealth of Puerto Rico
            PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                              Tourism Revenue Bond,
                                  1999 Series A
                        (El Conquistador Resort Project)
                                  Serial Bonds

Interest Rate:__ per annum Maturity Date:
Registered Owner: ______________________________
Principal Amount: ____________________ Dollars
Interest Payment Dates: the 1st day of each month
Initial Interest Payment Date: [           ] 1, 1999
Original Issue Date:[         ] 1, 1999
Cusip No.:

     Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico") for value received, promises to pay, solely from the special fund provided therefor as hereinafter set forth, to the registered owner mentioned above, or registered assigns (collectively, the Registered Owner), the Principal Amount set forth above on the Maturity Date set forth above, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this bond outstanding from time to time, from the Interest Payment Date (stated above) next preceding the date of authentication to which interest shall have been paid, unless such date of authentication is an Interest Payment Date to which interest shall have been paid, in which case from said date, or unless such date of authentication is prior to the Initial Interest Payment Date (stated above), in which case this bond will bear interest from the Original Issue Date (stated above), until the principal amount of this bond is paid in full, such interest being payable on the Interest Payment Dates in each year set forth above, commencing on the Initial Interest Payment Date, in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts. Interest on this bond shall be payable to the Registered Owner on the close of business on the 15th day of the month (whether or not a Business Day) immediately preceding each Interest Payment Date by check mailed to such Registered Owner at his address as it appears on the Bond Register, or by wire transfer in immediately available funds to any Registered Owner owning ONE MILLION DOLLARS ($1,000,000) or more in principal amount of the Bonds, if such Registered Owner shall so elect; provided, however, that payments due and payable on the Maturity Date (set forth above) shall be made upon presentation and surrender hereof at the corporate trust office of the Trustee (hereinafter mentioned), in the Municipality of San Juan, Puerto Rico. Any interest not punctually paid shall forthwith cease to be payable to the Registered Owner on such regular record date, and may be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on a special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Trust Agreement. The date for the payment of such defaulted interest shall be fixed by the Trustee, notice whereof being given to the Registered Owners not less than 5 days prior thereto.

     This bond shall not be deemed to constitute an indebtedness of either Puerto Rico or any of its political subdivisions, other than the Authority, and neither Puerto Rico nor any of its political subdivisions, other than the Authority, shall be liable thereon. This bond shall be payable as to principal and interest solely from the special fund provided therefor as hereinafter set forth.

     ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HERE.

     This bond shall not be valid or become obligatory for any purpose or be entitled to any benefit under the Trust Agreement until this bond shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon. All acts, conditions and things required by the Constitution and laws of Puerto Rico, and the resolutions, rules and regulations of the Authority to happen, exist and be performed precedent to and in the issuance of this bond have happened, exist and have been performed as so required.

     IN WITNESS WHEREOF, Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority has caused this bond to bear the facsimile signatures of the Assistant Executive Director of the Authority and the Secretary of the Authority, and a facsimile of its corporate seal to be imprinted hereon, all as of the Original Issue Date.

PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
MEDICAL AND ENVIRONMENTAL POLLUTION
CONTROL FACILITIES FINANCING AUTHORITY

By: _____________________________________
       Assistant Executive Director

By: _____________________________________
                Secretary

[Facsimile of corporate seal] -----------

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Bonds of the series designated herein and issued under the provisions of the Trust Agreement mentioned herein.



BANCO SANTANDER PUERTO RICO, as Trustee




By: _____________________________________
             Authorized Officer



Date of
authentication: _________________________

                                    EXHIBIT A

                                FORM OF TERM BOND

                                  1999 SERIES A

                               FRONT SIDE OF BOND

     UNDER EXISTING LAWS OF THE COMMONWEALTH OF PUERTO RICO INTEREST ON THIS BOND IS EXEMPT FROM INCOME TAX. SUCH INTEREST IS NOT EXEMPT FROM INCOME TAX UNDER THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); HOWEVER, SUCH INTEREST IS NOT SUBJECT TO INCOME TAX UNDER THE CODE IF RECEIVED BY ANY PERSON WHOSE INCOME FROM PUERTO RICO SOURCES IS NOT SUBJECT TO INCOME TAX UNDER THE CODE.

No. RA- ______                                            $_____________________

                            United States of America
                           Commonwealth of Puerto Rico
            PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                              TOURISM Revenue Bond,
                                  1999 Series A
                        (El Conquistador Resort Project)
                                   Term Bonds

Interest Rate:__ per annum Maturity Date:
Registered Owner: ______________________________
Principal Amount: ____________________ Dollars
Interest Payment Dates:  the 1st day of each month
Initial Interest Payment Date: [           ] 1, 1999
Original Issue Date:[         ] 1, 1999
Cusip No.:

     Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (the "Authority"), a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico") for value received, promises to pay, solely from the special fund provided therefor as hereinafter set forth, to the registered owner mentioned above, or registered assigns (collectively, the "Registered Owner"), the Principal Amount set forth above on the Maturity Date set forth above, and to pay interest

(computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this bond outstanding from time to time, from the Interest Payment Date (stated above) next preceding the date of authentication to which interest shall have been paid, unless such date of authentication is an Interest Payment Date to which interest shall have been paid, in which case from said date, or unless such date of authentication is prior to the Initial Interest Payment Date (stated above), in which case this bond will bear interest from the Original Issue Date (stated above), until the principal amount of this bond is paid in full, such interest being payable on the Interest Payment Dates in each year set forth above, commencing on the Initial Interest Payment Date, in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts. Interest on this bond shall be payable to the Registered Owner on the close of business on the 15th day of the month (whether or not a Business Day) immediately preceding each Interest Payment Date by check mailed to such Registered Owner at his address as it appears on the Bond Register, or by wire transfer in immediately available funds to any Registered Owner owning ONE MILLION DOLLARS ($1,000,000) or more in principal amount of the Bonds, if such Registered Owner shall so elect; provided, however, that payments due and payable on the Maturity Date (set forth above) shall be made upon presentation and surrender hereof at the corporate trust office of the Trustee (hereinafter mentioned), in the Municipality of San Juan, Puerto Rico. Any interest not punctually paid shall forthwith cease to be payable to the Registered Owner on such regular record date, and may be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on a special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Trust Agreement. The date for the payment of such defaulted interest shall be fixed by the Trustee, notice whereof being given to the Registered Owners not less than 5 days prior thereto.

     This bond shall not be deemed to constitute an indebtedness of either Puerto Rico or any of its political subdivisions, other than the Authority, and neither Puerto Rico nor any of its political subdivisions, other than the Authority, shall be liable thereon. This bond shall be payable as to principal and interest solely from the special fund provided therefor as hereinafter set forth.

     ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HERE.

     This bond shall not be valid or become obligatory for any purpose or be entitled to any benefit under the Trust Agreement until this bond shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon. All acts, conditions and things required by the Constitution and laws of Puerto Rico, and the resolutions, rules and regulations of the Authority to happen, exist and be performed precedent to and in the issuance of this bond have happened, exist and have been performed as so required.

     IN WITNESS WHEREOF, Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority has caused this bond to bear the facsimile signatures of the Assistant Executive Director of the Authority and the Secretary of the Authority, and a facsimile of its corporate seal to be imprinted hereon, all as of the Original Issue Date.

PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL,
MEDICAL AND ENVIRONMENTAL POLLUTION
CONTROL FACILITIES FINANCING AUTHORITY




By: _____________________________________
        Assistant Executive Director

By: _____________________________________
               Secretary

[Facsimile of corporate seal] -----------

                          CERTIFICATE OF AUTHENTICATION


     This is one of the Bonds of the series designated herein and issued under the provisions of the Trust Agreement mentioned herein.




BANCO SANTANDER PUERTO RICO, as Trustee




By: _____________________________________
             Authorized Officer

Date of
authentication: _________________________

                                    EXHIBIT A

                        FORM OF CAPITAL APPRECIATION BOND

                                  1999 SERIES A

                               FRONT SIDE OF BOND

     This is a Capital Appreciation Bond. Interest accrues on this Bond but is not due and payable until the maturity date set forth below or upon earlier redemption. The Accreted Value (as defined herein) of this Bond at any time may be significantly different from the Initial Principal Amount shown on the face hereof.

UNDER EXISTING LAWS OF THE COMMONWEALTH OF PUERTO RICO INTEREST ON THIS BOND IS EXEMPT FROM INCOME TAX. SUCH INTEREST IS NOT EXEMPT FROM INCOME TAX UNDER THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); HOWEVER, SUCH INTEREST IS NOT SUBJECT TO INCOME TAX UNDER THE CODE IF RECEIVED BY ANY PERSON WHOSE INCOME FROM PUERTO RICO SOURCES IS NOT SUBJECT TO INCOME TAX UNDER THE CODE.

No. RA- ______                                            $_____________________

                            United States of America
                           Commonwealth of Puerto Rico
            PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND
              ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY
                              TOURISM REVENUE BOND,
                                  1999 Series A
                        (El Conquistador Resort Project)
                           Capital Appreciation Bonds


Yield: _____
Maturity Date: _____________________
Registered Owner: __________________
Initial Principal Amount Per $5000 Maturity Amount: ________________ Dollars Maturity Amount:__________________ Dollars
Initial Valuation Date: [           ] 1, 1999
Original Issue Date:[         ] 1, 1999
Cusip No.:

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     Puerto Rico Industrial, Tourist, Educational, Medical and Environmental
Control Facilities Financing Authority, a body corporate and public constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Authority"), for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to the registered owner mentioned above or registered assigns (collectively, the "Registered Owner"), the Maturity Amount ("Maturity Amount") set forth above (or the Accreted Value, as hereinafter defined, on the date of earlier payment if this Bond is redeemed or paid prior to the Maturity Date), on the Maturity Date set forth above, which Maturity Amount consists of the Initial Principal Amount set forth above and interest (computed on the basis of a year of three hundred sixty (360) days, consisting of twelve (12) thirty-day months) thereon at the yield set forth above from the Original Issue Date set forth above, compounded on the first day of each month (each such date, a "Valuation Date" or an "Interest Payment Date"), commencing on the Initial Valuation Date, during the period from the Original Issue Date to the Maturity Date. The Initial Principal Amount of this Bond plus the interest accrued to any given date, based upon the yield stated above, as so compounded, is its "Accreted Value". The Accreted Value per $5,000 Maturity Amount on each Valuation Date is set forth in the Table of Accreted Values herein. The Accreted Value as of any date other than a Valuation Date is equal to the sum of (a) the Accreted Value on the preceding Valuation Date and (b) the product of (i) a fraction, the numerator of which is the number of days having elapsed from the preceding Valuation Date and the denominator of which is the number of days from such preceding Valuation Date to the next succeeding Valuation Date and (ii) the difference between the Accreted Values for such Valuation Dates (or between the Initial Principal Amount and the Accreted Value on the Initial Valuation Date). The payment of the Accreted Value of and redemption premium, if any, on this Bond is payable in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts.

     This bond shall not be deemed to constitute an indebtedness of either Puerto Rico or any of its political subdivisions, other than the Authority, and neither Puerto Rico nor any of its political subdivisions, other than the Authority, shall be liable thereon. This bond shall be payable as to principal and interest solely from the special fund provided therefor as hereinafter set forth.

     ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH HERE.

     This bond shall not be valid or become obligatory for any purpose or be entitled to any benefit under the Trust Agreement until this bond shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon. All acts, conditions and things required by the Constitution and laws of Puerto Rico, and the resolutions, rules and regulations of the Authority to happen, exist and be performed precedent to and in the issuance of this bond have happened, exist and have been performed as so required.

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     IN WITNESS WHEREOF, Puerto Rico Industrial, Tourist, Educational, Medical
and Environmental Control Facilities Financing Authority has caused this bond to bear the facsimile signatures of the Executive Director or Assistant Executive Director of the Authority and the Secretary of the Authority, and a facsimile of its corporate seal to be imprinted hereon.


                                     Puerto Rico Industrial, Tourist,
                                     Educational, Medical and
                                     Environmental Control Facilities
                                     Financing Authority



                                     By:______________________________
                                           Executive Director


                                     By:______________________________
                                           Secretary

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                          CERTIFICATE OF AUTHENTICATION


     This is one of the Bonds issued under the provisions of the within-mentioned Trust Agreement.


                                          Banco Popular de Puerto Rico


                                          By:______________________________
                                               Authorized Representative


Date of Authentication

_____________________________

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                                    EXHIBIT A

                                  FORM OF BOND

                                  1999 SERIES A

                                  REVERSE SIDE

     This bond is one of a duly authorized series of revenue bonds of the Authority in the aggregate principal amount of One Hundred Five Million Two Hundred Thousand Dollars ($105,200,000), known as "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project)" (the "Bonds"). The issue consists of three classes: Serial Bonds in the aggregate principal amount of [$ ]; four
groups of Term Bonds in the aggregate principal amounts of [$      , $      ,
$      , and $      ,] due on the following dates, respectively, the 1st day of
[       ]of the years 2014, 2019, 2024, and 2029; and Capital Appreciation Bonds
in the aggregate principal amount of [$    ] due on the 1st day of [ ,    ].
The Bonds are issued for the purpose of providing funds for paying all or a portion of the refinancing of the acquisition, development, construction and equipping of certain tourism facilities (the "Project"), to fund certain reserves, and pay certain costs and expenses of issuing the Bonds.

     The Bonds are parity obligations, except for differences in interest rates (yield in the case of the Capital Appreciation Bonds), and are issued under and pursuant to a Deed of Trust Agreement (said agreement, together with all permitted agreements supplemental thereto or amendatory thereof, the "Trust Agreement"), executed on the Date Of Issuance by and between the Authority and Banco Santander Puerto Rico, in the Municipality of San Juan, Puerto Rico (said bank and any bank, banking association or trust company becoming successor trustee under the Trust Agreement, being herein called the "Trustee"). A copy of the Trust Agreement is on file at the corporate trust office of the Trustee. Reference is hereby made to the Trust Agreement for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of payments under the Loan Agreement (hereinafter mentioned) and other revenues, a description of the funds charged with and assigned for the payment of the principal of and interest on the Bonds, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Authority and of the Trustee and the rights of the Registered Owners. By the acceptance of this bond, the holder hereof assents to all of the provisions of the Trust Agreement and the Loan Agreement.

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     This bond is issued and the Trust Agreement was made and entered into under and pursuant to the Constitution and laws of Puerto Rico, including Act Number 121 of the Legislature of Puerto Rico, approved June 27, 1977, as amended (the "Act"), and under and pursuant to resolutions duly adopted by the Authority. All capitalized terms used in the front and reverse sides of this bond that are defined in the Trust Agreement shall have the respective meanings assigned to them in the Trust Agreement.

     The Authority has entered into a Loan Agreement (the "Loan Agreement") with El Conquistador Partnership L.P., S.E., a limited partnership organized and existing under the laws of the State of Delaware (the "Borrower"), under the provisions of which the Authority has agreed to lend to the Borrower the proceeds of the Bonds for the purposes herein before mentioned. The Loan Agreement provides that: (i) the Borrower shall pay, or cause to be paid, amounts sufficient to pay the principal of and interest on all the Bonds as the same shall become due and payable, and certain fees and expenses of the Authority and the Trustee; (ii) any payments in respect of the Bonds shall be made directly to the Trustee for the account of the Authority; and (iii) the Borrower's obligation to make such payments shall be absolute and unconditional.

     Under the Trust Agreement, the Authority, for the benefit of the Registered Owners, has assigned and conveyed to the Trustee, in trust, the Authority's interests in the Loan Agreement (subject to the reservation of certain rights of the Authority under the Loan Agreement, including its rights to payment of certain expenses and to indemnity) and the payments thereunder and other revenues derived therefrom. The Trust Agreement provides that any payments under the Loan Agreement in respect of the Bonds and all such revenues are to be deposited with the Trustee to the credit of a special fund designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Bond Fund", which special fund is equally and ratably charged with the payment of the principal of and interest on all the Bonds. In addition, $9,100,000 of the Bonds proceeds will be initially deposited with the Trustee to the credit of a special fund designated "Tourism Revenue Bonds, 1999 Series A (El Conquistador Resort Project) Reserve Fund", which special fund is equally and ratably charged with the payment of the principal of and interest on all the Bonds whenever moneys held in the Bond Fund are insufficient for such purposes.

     To secure the obligations under the Loan Agreement and the Trust Agreement, the Borrower has executed the following documents (the "Security Documents"):
(i) the Mortgages creating a first lien on the Project and on the Palominos island leasehold; (ii) the Pledge Agreement whereby the Mortgage Notes secured by the Mortgages have been pledged to the Trustee; (iii) the Security Agreements (as defined in the Loan Agreement) whereby a lien and security interest is created on all the personal property of the Project owned by the Borrower; and
(iv) the Assignment Agreements (as defined in the Loan Agreement) whereby the Project's leases and rents and hotel management agreement are assigned to the Trustee.

     The Bonds are issuable only as registered Bonds without coupons, in denominations (Maturity Amount, in the case of the Capital Appreciation Bonds) of $5,000, and any integral

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multiples thereof, may be exchanged for an equal aggregate principal amount or
Maturity Amount, as the case may be, of bonds of the same series and authorized denominations, at the corporate trust office of the Trustee in the Municipality of San Juan, Puerto Rico, in the manner and subject to the limitations and conditions provided in the Trust Agreement and upon payment of any taxes, fees or other governmental charges provided in the Trust Agreement.

     The Bonds are subject to mandatory redemption at a redemption price equal to the principal amount thereof, and accrued interest to the redemption date in the case of the Serial Bonds and the Terms Bonds, and the Accreted Value as of the date of redemption in the case of the Capital Appreciation Bonds (the "Redemption Price") (a) in whole: (i) if the operation of the Project ceases, under the conditions set forth in the Loan Agreement, (ii) upon the second occurrence of an Event of Taxability (as defined in the Loan Agreement); and (b) in whole or in part upon the occurrence of an event of condemnation, damage to or destruction of the Project.

     The Bonds are subject to redemption, at the option of the Borrower, in whole or in part, as directed by the Borrower, on any Interest Payment Date on
or after [    ] 1, 2009, at the Redemption Price, plus a premium of (i) 2%
if redeemed prior to [     ] 1, 2010, (ii) 1% if redeemed on or after [     ],
2010 and prior to [     ] 1, 2011, or without premium if redeemed on or after
[     ] 1, 2011.

     The Term Bonds are subject to mandatory redemption as follows:


                     TERM BONDS DUE [_________] ____ , 2014
                      YEAR [_________ ] 1     [________ ] 1
                2009         $                  $
                2010
                2011
                2012
                2013

                     TERM BONDS DUE [_________] ____ , 2019
                      YEAR [_________ ] 1     [________ ] 1
                2014         $                  $
                2015
                2016
                2017
                2018

                     TERM BONDS DUE [_________] ____ , 2024
                      YEAR [_________ ] 1     [________ ] 1
                2019         $                  $
                2020
                2021
                2022
                2023

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
                     TERM BONDS DUE [_________] ____ , 2029
                      YEAR [_________ ] 1     [________ ] 1
                2024         $                  $
                2025
                2026
                2027
                2028

     If fewer than all of the Outstanding Bonds: (i) shall be called for redemption, the Bonds shall be called in inverse order of maturity; or (ii) of the same Maturity Date shall be called for redemption, the Bonds or portions thereof of such Maturity Date to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate; all as provided in the Trust Agreement. If a Bond is delivered for partial redemption, then the Trustee shall deliver to or upon the order of the Registered Owner, without charge therefor, in exchange for the unredeemed portion of such Bond, a new Bond of the same maturity and of any denomination or denominations authorized by the Trust Agreement.

     Any such redemption shall be made upon at least 30 days prior notice to all Registered Owners, in the manner, and under the terms and conditions provided in the Trust Agreement. On the date designated for redemption, such notice having been given, the Bonds shall become and be due and payable at the redemption price established in the Trust Agreement, and, if sufficient moneys for payment of the said redemption price are held by the Trustee, as provided in the Trust Agreement, interest on the Bonds shall cease to accrue, the Bonds shall cease to be entitled to any benefit under the Trust Agreement and the Registered Owners shall have no rights in respect of the Bonds except to receive payment of the redemption price held by the Trustee.

     If any Bonds are not presented for payment of principal when due, the Registered Owners thereof shall look only to the moneys set aside for such purpose by the Trustee. After two years, such moneys, including any earnings thereon, will be paid to the Borrower, and the Registered Owners of such Bonds shall thereafter look only to the Borrower for payment thereof.

     The Registered Owner of this bond shall have no right to enforce the provisions of the Trust Agreement or to institute action to enforce the covenants therein, or take any action with respect to any event of default under the Trust Agreement or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Trust Agreement. The Trustee is not required to enforce the Trust Agreement unless it receives reasonable security and indemnity.

     The Bonds shall be deemed to have been paid if there shall have been deposited with the Trustee sufficient moneys or certain prescribed investment obligations to provide, without reinvestment, together with any other available funds, sufficient moneys, to pay when due the principal of and interest, in the case of the Serial Bonds and the Term Bonds, and the Accreted

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Value, in the case of the Capital Appreciation Bonds. Thereafter, the Registered
Owners must look only to such moneys or investment obligations for payment.

     Modifications or alterations of the Trust Agreement or of any agreement supplemental thereto may be made by the Authority and the Trustee only to the extent and in the circumstances permitted by the Trust Agreement.

     The Trustee is required to keep at its principal corporate trust office the books of the Authority for the registration, transfer and exchange of Bonds. The transfer of this bond may be registered only upon such books and as otherwise provided in the Trust Agreement upon the surrender hereof to the Trustee together with an assignment duly executed by the registered owner hereof or his legal representative in the form set forth on this bond or such other form as shall be satisfactory to the Trustee. Upon each registration of transfer, the Trustee shall deliver in exchange for this bond a new bond or bonds of the same series, registered in the name of the transferee, of authorized denominations, in an aggregate principal amount equal to the principal amount or the Maturity Amount, as the case may be, of this bond.

     As declared by the Act, this bond, notwithstanding the provisions for the registration of transfer contained in the Trust Agreement, shall at all times have, and shall be understood to have, all the qualities and incidents (including negotiability) of a negotiable instrument under the laws of Puerto Rico.

     This bond is issued with the intent that the laws of Puerto Rico shall govern its construction.

     Pursuant to the Act, the Authority as agent for Puerto Rico, hereby includes Puerto Rico's pledge to and agreement with the Registered Owners and with those persons or entities who may enter into contracts with the Authority pursuant to the Act that Puerto Rico shall not limit or alter the rights vested in the Authority pursuant to the Act until the Bonds and interest thereon are fully met and discharged and such contracts are fully performed and fulfilled on the part of the Authority; provided, however, that nothing contained in this pledge shall affect or alter such limitation if adequate measures are provided by the law for the protection of the Registered Owners or those who have entered into such contracts with the Authority.

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                              [Form of Assignment]

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
_________________________________________________________________ this bond and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________ attorney to register the transfer of this bond on the books kept for registration thereof with full power of substitution in the premises.

Date:  ____________________

                       Signature:        _______________________________________
                                   NOTICE: The signature of this assignment must correspond with the name as it appears on the face of the within note in every particular, without alteration or enlargement or any change whatever.

Social Security Number or
Employer Identification Number
of Transferee:  _______________

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                            TABLE OF ACCRETED VALUES

                                    [To come]

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                                    EXHIBIT B

                        SCHEDULE OF FEATURES OF THE BONDS

1.   Aggregate Principal Amount of Bonds: $

2.   Serial Bonds:

     Maturity Date    Principal Amount      Interest Rate
     -------------    ----------------      -------------





     Serial Bonds Aggregate Principal Amount: $

3.   Term Bonds:

     Maturity Date    Principal Amount      Interest Rate
     -------------    ----------------      -------------





4.   Capital Appreciation Bonds:

     Maturity     Initial Principal      Maturity         Yield to
       Date            Amount             Amount          Maturity
     --------     -----------------      --------         --------





5.   Amortization Requirements for Term Bonds:

     (a) Term Bonds Due 20__:

         Year              Amortization Requirements
         ----              -------------------------




     (b) Term Bonds Due 20__:

         Year              Amortization Requirements
         ----              -------------------------




     (c) Term Bonds Due 20__:

         Year              Amortization Requirements
         ----              -------------------------






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6.   First Call Date:

7.   Optional Redemption Premium:

                                        Optional Redemption
     Redemption Date                    Premium
     ---------------                    -------


8. Interest Payment Dates: The first day of each month, commencing ____________.

9. Date of Bonds, from which interest starts accruing: (i) __________ ___,1999, in the case of the Serial Bonds and the Term Bonds, and (ii) the date of issuance of the Bonds, in the case of the Capital Appreciation Bonds.


                                      -2-







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